UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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BANCORPSOUTH, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
March 25, 2011
TO THE SHAREHOLDERS OF
   BANCORPSOUTH, INC.
     On Wednesday, April 27, 2011, at 9:00 a.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. You are cordially invited to attend and participate in the meeting.
     Please read our enclosed Annual Report to Shareholders and the attached Proxy Statement. They contain important information about BancorpSouth and the matters to be addressed at the annual meeting.
     Whether or not you plan to attend the annual meeting, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:
•	Use the Internet at the web address shown on your proxy card;

•	Use the telephone number shown on your proxy card; or

•	Complete, sign, date and return your proxy card in the postage-paid envelope provided.
     Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the annual meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.
     I look forward to seeing you at this year’s annual meeting.

Sincerely,

AUBREY B. PATTERSON
Chairman of the Board and Chief Executive Officer

Enclosures:
1. Proxy Card and Business Reply Envelope
2. Annual Report to Shareholders
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY BY INTERNET,
TELEPHONE OR BY COMPLETING, SIGNING, DATING
AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 27, 2011
TO THE SHAREHOLDERS OF
   BANCORPSOUTH, INC.
     The annual meeting of shareholders of BancorpSouth, Inc. will be held on Wednesday, April 27, 2011, at 9:00 a.m. (Central Time) at BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804 for the following purposes:
(1)	To elect five directors;

(2)	To ratify the Audit Committee’s appointment of KPMG LLP as the independent registered public accounting firm of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2011;

(3)	To conduct an advisory vote on the compensation of our named executive officers;

(4)	To conduct an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

(5)	To approve the BancorpSouth, Inc. Long-Term Equity Incentive Plan; and

(6)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
     The Board of Directors has fixed the close of business on March 10, 2011 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

AUBREY B. PATTERSON
Chairman of the Board and Chief Executive Officer

March 25, 2011
IMPORTANT:
     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET, TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL 1: ELECTION OF DIRECTORS	3
Introduction	3
Nominees	3
Continuing Directors	4
Required Vote	6

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7
Required Vote	7
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	8
Required Vote	8

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	10
Required Vote	10

PROPOSAL 5: APPROVAL OF THE BANCORPSOUTH, INC. LONG-TERM EQUITY INCENTIVE PLAN	11
Explanation of Changes	11
General Description of the Long-Term Equity Incentive Plan	11
New Plan Benefits	12
Federal Income Tax Consequences	12
Registration Under the Securities Act of 1933	13
Required Vote	13

EQUITY COMPENSATION PLAN INFORMATION	14

CORPORATE GOVERNANCE	15
Director Attendance at Board, Committee and Annual Meetings	15
Committees of the Board of Directors	15
Executive Sessions	16
Communications with the Board of Directors	17
Governance Information	17
Director Independence	17
Director Qualification Standards	18
Board Leadership Structure	18
Risk Oversight	19
Compensation Committee Interlocks and Insider Participation	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21

COMPENSATION DISCUSSION AND ANALYSIS	23
Executive Summary	23
Compensation Overview	23
Compensation Policy	24
Compensation Process	26
Components of Compensation	28
Internal Revenue Code Section 162(m)	35
Employment Contracts and Change in Control Arrangements	35
Retirement Benefits	36
Risk Management Considerations	37

EXECUTIVE COMPENSATION	38
Summary Compensation Table	38
Grants of Plan-Based Awards	40
Outstanding Equity Awards at 2010 Fiscal Year-End	41
Option Exercises and Stock Vested	42
Pension Benefits	42
Nonqualified Deferred Compensation	46
Potential Payments Upon Termination or Change-in-Control	46

DIRECTOR COMPENSATION	51

AUDIT COMMITTEE REPORT	53

EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT	54

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	55

GENERAL INFORMATION	56
Counting of Votes	56
Section 16(a) Beneficial Ownership Reporting Compliance	56
Shareholder Nominations and Proposals	56
Householding of Proxy Materials and Annual Reports	57
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting	58
Miscellaneous	58

Appendix A BancorpSouth, Inc. Long-Term Equity Incentive Plan	A-1

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
     This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors, to be voted at our annual meeting of shareholders to be held at BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804 on April 27, 2011, at 9:00 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are first being sent to shareholders on or about March 25, 2011.
     If your proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by you, and if no instructions are given, it will be voted (i) “FOR” the election as directors of the nominees listed in this Proxy Statement, (ii) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011, (iii) “FOR” the approval of the compensation of our Named Executive Officers (as identified in the section below entitled “EXECUTIVE COMPENSATION — Summary Compensation Table”) as disclosed in this Proxy Statement, (iv) for a frequency of every “THREE YEARS” for future non-binding shareholder advisory votes on the compensation of our Named Executive Officers, (v) “FOR” approval of the BancorpSouth, Inc. Long-Term Equity Incentive Plan, and (vi) in accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the annual meeting.
     Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Shareholders who vote by proxy using any method before the annual meeting have the right to revoke the proxy at any time before it is exercised by submitting a written request to us or by voting another proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person. For a general description of how votes will be counted, please refer to the section below entitled “GENERAL INFORMATION — Counting of Votes.”
     Pursuant to the Mississippi Business Corporation Act and our governing documents, a proxy to vote submitted by Internet or telephone has the same validity as one submitted by mail. To submit your proxy to vote by Internet, you need to access the website www.proxyvotenow.com/bxs, enter the nine-digit control number found on the enclosed proxy card and follow the instructions on the website. To submit your proxy to vote by telephone, call 1-866-257-2279, enter the nine-digit control number on the enclosed proxy card and follow the instructions. You may submit your proxy to vote by Internet or telephone at any time until 2:00 a.m. (Central Time) on April 27, 2011 and either method should not require more than a few minutes to complete. To submit your proxy to vote by mail, please complete, sign, date and return the enclosed proxy card in the enclosed business reply envelope.
     If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Each method of voting listed above is offered to shareholders who own their shares through a broker, bank or other holder of record. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that may properly come before the annual meeting.
     The close of business on March 10, 2011 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting. As of such date, we had 500,000,000 authorized shares of common stock, $2.50 par value per share, of which 83,481,737 shares were outstanding, and 500,000,000 authorized shares of preferred stock, $0.01 par value per share, of which no shares were outstanding. Each share of our common stock is entitled to one vote. The common stock is our only outstanding class of voting stock. Holders of a majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum for the transaction of business at the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
     Our Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Directors are elected by a plurality of the votes cast by the holders of shares of common stock represented at a meeting at which a quorum is present. The holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast only one vote per share for each nominee.
     Our Amended and Restated Bylaws provide that, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from than votes “for” his or her election must promptly tender his or her resignation following certification of the shareholder vote. The Nominating Committee will consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the Nominating Committee’s recommendation within 90 days following certification of the shareholder vote.
     Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered by the proxy for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.
Nominees
     The Board of Directors has nominated the five individuals named below in the section entitled “Class II Nominees — Term Expiring in 2014” for election as directors to serve until the annual meeting of shareholders in 2014 or until their earlier retirement in accordance with our retirement policy for directors or otherwise. Our retirement policy for directors provides that a director may not stand for re-election to the Board after reaching his or her 70th birthday, unless the Board determines that we would significantly benefit from such director serving another term because of his or her advice, expertise and influence. Upon the recommendation of the Nominating Committee, the Board has determined that we would significantly benefit from the services of each of W.G. Holliman, Jr. and Turner O. Lashlee for another term and approved the nomination of each of them as a director at the annual meeting of shareholders.
     At the end of a director’s term, the Board may, in its discretion, re-nominate that director for another term. If the Board does not re-nominate a former director for another term after his 70th birthday or such person is not re-elected by our shareholders, the person would then serve as a Director Emeritus for a one-year term, and be eligible for re-election as a Director Emeritus by the Board annually. A Director Emeritus does not have the authority of a director and does not meet with the Board, but is given this title in honor of past service.
     Each nominee has consented to be a candidate and to serve as a director if elected.
     The biographies below show the names, ages, principal occupations and other directorships of public companies held by each of the nominees designated by the Board of Directors to serve as directors. We have also provided a brief discussion of the specific experience, qualifications, attributes or skills that led to the Nominating Committee’s conclusion that each nominee should serve as one of our directors.
     Class II Nominees — Term Expiring in 2014
     W. G. Holliman, Jr., age 73, is the Managing Partner of Five Star, LLC, a family investment management company. Mr. Holliman is a director and the former Chairman of the Board and Chief Executive Officer of Furniture Brands International, Inc. (NYSE: FBN), a publicly held furniture manufacturing company. Mr. Holliman is also a minority owner in a commercial construction business. He has served on our Board of Directors since 1994.
     Mr. Holliman brings entrepreneurial and business-building skills and experience to the Board, having previously served as Chief Executive Officer for a New York Stock Exchange listed company. His institutional knowledge and longstanding Board service make him a qualified member of the Board.
     Warren A. Hood, Jr., age 59, serves as the Chairman of the Board and Chief Executive Officer of Hood Companies Inc., which includes three separate corporations with 60 manufacturing and distribution sites throughout the United States, Canada, and Mexico. Hood Companies’ products include lumber, plywood, insulated sheathing, roof insulation, commercial and residential asphalt roofing products and industrial and consumer packaging. These products are currently marketed in North America, the Caribbean and Western Europe.
     Mr. Hood has served as a director of BancorpSouth Bank since 2007. Mr. Hood has been a director of Southern Company (NYSE: SO) since 2007 and is a member of its audit committee. Mr. Hood has served and continues to serve on numerous community and philanthropic boards. He is a former director of First American Corporation and also its subsidiary, First American National Bank. Mr. Hood served as a director of Mississippi Power Company from 2004 to 2007 and as a director of Deposit Guaranty Corporation from 1990 until its merger into First American Corporation in 1998.
     The Nominating Committee believes that Mr. Hood’s business operations, risk management and financial experience and civic involvement would be valuable to the Board. He also brings a wealth of governance and strategic planning experience, as well as skills navigating financial statements and financial disclosure issues, gained through his service on the board and the audit committee of a New York Stock Exchange listed company as well as the boards of various other companies and financial institutions. Having served on the board of BancorpSouth Bank for over three years, he possesses significant and important institutional knowledge and an understanding of financial services industry issues.
     James V. Kelley, age 61, has served as our President and Chief Operating Officer since our merger with First United Bancshares, Inc. in 2000. Prior to the merger, Mr. Kelley served as Chairman, President and Chief Executive Officer of First United Bancshares. He was Chairman and Chief Executive Officer of First National Bank in El Dorado, Arkansas from 1985 to 2000. Mr. Kelley is a director of Murphy Oil Corporation (NYSE: MUR) and Blue Cross/Blue Shield of Arkansas. He has served on our Board of Directors since 2000.
     Mr. Kelley brings valuable insight and knowledge to the Board as a result of his service as our President and Chief Operating Officer. He also brings valuable banking knowledge from his years of service in the financial services industry, including his leadership of a predecessor banking organization.
     Turner O. Lashlee, age 74, is the Chairman of the Board of Lashlee-Rich, Inc., a general construction company. Mr. Lashlee has almost 50 years of bank board experience. Mr. Lashlee has been in the commercial and industrial construction business for over 50 years and has served on our Board of Directors since 1992.
     Mr. Lashlee brings a vast amount of knowledge regarding banking to the Board as a result of his many years of experience in the financial services industry with several banking organizations. He also has a wealth of experience in risk assessment from his long tenure in the commercial and industrial construction business.
     Alan W. Perry, age 63, is an attorney with the law firm Forman Perry Watkins Krutz & Tardy LLP. Mr. Perry is a member of the Board of Trustees of Mississippi Institutions of Higher Learning and a Trustee of The Robert M. Hearin Foundation and The Robert M. Hearin Support Foundation, charitable foundations with the primary purpose of supporting colleges and universities in Mississippi. He is a former member of the Standing Committee on Rules of Practice and Procedure of the Judicial Conference of the United States and served as Law Clerk to Judge Charles Clark, United States Court of Appeals, Fifth Circuit. Mr. Perry has served on our Board of Directors since 1994 and currently chairs the Risk Management Committee of BancorpSouth Bank.
     Mr. Perry brings a wealth of legal, governance and risk management skills to the Board gained both as a board member and as an attorney representing corporate boards.
Continuing Directors
     Each person named below will continue to serve as a director until the annual meeting of shareholders in the year indicated for the expiration of his term. Shareholders are not voting this year on the election of the Class I and Class III directors listed below. The biographies below show the names, ages, principal occupations and other directorships of public companies held by each continuing director. We have also provided a brief discussion of the specific experience, qualifications, attributes or skills for each of the continuing directors that led to the selection of each of these individuals for our Board of Directors.

     Class I Directors — Term Expiring in 2012
     James E. Campbell, III, age 61, is the President and Chief Operating Officer of H+M Company, Inc., a group of nine engineering and construction-related companies that have aggregate annual sales of $500 million and employ over 600 individuals. Mr. Campbell’s experience in retail distribution, institutional and heavy industrial projects in all areas of the United States provides him with insight into the areas of asset quality, particularly real estate development and construction risk, trust and brokerage, insurance and personnel. Mr. Campbell has been a member of our Board of Directors since 2008.
     Mr. Campbell brings executive decision-making and risk assessment skills to the Board as a result of his experience in the construction industry. His experience in real estate development and construction is especially important as we manage through the current economic downturn, much of which is real-estate driven.
     Hassell H. Franklin, age 75, is the Chief Executive Officer and founder of Franklin Corporation, one of the largest privately owned furniture manufacturers in the United States. He is Past Chairman of the American Furniture Manufacturers Association. Mr. Franklin has served on our Board of Directors since 1974.
     Mr. Franklin brings extensive leadership and strategic planning experience to the Board through his experience as the Chief Executive Officer and founder of a large manufacturing company. His institutional knowledge and long tenure on the Board make him a valuable member of the Board.
     Robert C. Nolan, age 69, is Chairman of the Board of Deltic Timber Corporation (NYSE: DEL), a publicly held timber production company. Mr. Nolan is also Managing Partner of Munoco Company, a family-owned oil and gas exploration and production company. Mr. Nolan has served on our Board of Directors since our merger with First United Bancshares, Inc. in 2000, and had served on the Board of Directors of First United Bancshares since 1982.
     Mr. Nolan brings to the Board valuable knowledge and strategic planning experience from his service as the Chairman of the Board of a New York Stock Exchange listed company. He also possesses banking knowledge through his service as a director of a predecessor banking organization.
     W. Cal Partee, Jr., age 66, is a senior partner in Partee Flooring Mill, Oil and Timber Investments, an oil and lumber production company, and has been responsible for its daily operation of business and timber and land investments for approximately 40 years. Mr. Partee has served on our Board of Directors since our merger with First United Bancshares, Inc. in 2000, and had served on the Board of Directors of First United Bancshares since 1983.
     Mr. Partee brings entrepreneurial business knowledge and experience to the Board through his management of a company with numerous employees and the supervision of multi-million dollar budgets. He also possesses vast banking knowledge through his service as a director of a predecessor banking organization.
     Class III Directors — Term Expiring in 2013
     Larry G. Kirk, age 64, served as the Chairman of the Board and Chief Executive Officer from 1996 to 2005 of Hancock Fabrics, Inc., a fabric retailer and wholesaler, and as the President and Chief Financial Officer of Hancock Fabrics from 1989 to 1996. In addition, Mr. Kirk has served as the Chairman of several non-profit community organizations, such as Community Development Foundation and CREATE, Inc. Since 2005, he has served on the audit committee of North Mississippi Health Services, Inc. Mr. Kirk has served on our Board of Directors since 2002 and currently serves as Chairman of the Audit Committee, a position he has held since 2003.
     Mr. Kirk brings a wealth of financial expertise and public accounting knowledge to the Board. He also possesses practical business experience as the former Chief Financial Officer and then Chief Executive Officer of a public company. Mr. Kirk qualifies as an “audit committee financial expert” as defined under Securities and Exchange Commission rules.
     Guy W. Mitchell, III, age 67, is an attorney and President of the law firm Mitchell, McNutt and Sams, P.A. Mr. Mitchell has been active in the practice of law since 1972. He has continually served on the Board of Directors of his law firm since 1976. During the course of his career, Mr. Mitchell has advised numerous corporate clients concerning the risk involved in the operation of their businesses, industries, partnerships and associations. He has served on the Board of Directors of North Mississippi Health Services, Inc., North Mississippi Medical Center, Community Development Foundation and CREATE, Inc., where his duties were in the areas of analyzing financial results of operations, setting budgets, reviewing and approving compensation plans, and risk assessment. Mr. Mitchell has represented the City of Tupelo, Mississippi as general counsel for over 30 years. Mr. Mitchell has served on our Board of Directors since 2003.
     Mr. Mitchell has an extensive background in law, and brings executive decision making and risk assessment skills to the Board as a result of this experience. He has also served on the boards of a number of other corporations and charitable organizations.
     R. Madison Murphy, age 53, is a director and a member of the audit committee of Murphy Oil Corporation (NYSE: MUR), an integrated oil company. Mr. Murphy has previously served as Vice President of Planning and Treasurer (1988-1991), Chief Financial Officer (1992-1994) and Chairman of the Board of Directors (1994-2004) of Murphy Oil. In addition, he has held positions as Accountant, Auditor and Manager — Treasury and Financial Controls with Murphy Oil or its affiliates. Mr. Murphy also serves as a director of Deltic Timber Corporation, a timber production company. He is the Managing Member of Murphy Family Management, LLC, a family investment management company. He has served on our Board of Directors since our merger with First United Bancshares, Inc. in 2000 and, prior to the merger, had served on the Board of Directors of First United Bancshares since 1989.
     Mr. Murphy brings to the Board valuable knowledge and business experience from his service as the Chief Financial Officer and Chairman of the Board of a New York Stock Exchange listed company. He also possesses banking knowledge through his service as a director of a predecessor banking organization. Mr. Murphy qualifies as an “audit committee financial expert” as defined under Securities and Exchange Commission rules.
     Aubrey B. Patterson, age 68, has served as our Chairman of the Board and Chief Executive Officer since 1991 and has served on our Board of Directors since 1983. He served as our Chief Executive Officer and President from 1990 to 1991 and as our President and Chief Operating Officer from 1983 to 1990. Mr. Patterson also serves on the board of directors of Furniture Brands International, Inc. (NYSE: FBN), a furniture manufacturer. In February 2010, Mr. Patterson was named to the Board of Directors of The Financial Services Roundtable, a premier executive forum for leaders in the financial services industry. Mr. Patterson has held numerous positions in professional leadership, including service as Chairman of the American Bankers Association, President of the Mississippi Bankers Association, Chairman of the University of Mississippi Business Advisory Council and as Chairman of the Bankers Advisory Council of the Conference of State Bank Supervisors, a national organization that oversees state-chartered banking. Mr. Patterson has served as Chairman of the Community Development Foundation, North Mississippi Health Services, Inc. and the Mississippi Economic Council, the University of Mississippi Foundation, CREATE Inc. and the Mississippi Partnership for Economic Development. In 2004, Mr. Patterson was appointed to an 11-year term on the Mississippi Board of Trustees of the Institutions of Higher Learning.
     Through his nearly 40 years of service to BancorpSouth, including over 20 years as Chief Executive Officer, Mr. Patterson brings to the Board a deep institutional knowledge and perspective regarding our strengths, challenges and opportunities. His diverse experiences and leadership roles in the financial services industry provide the Board with expanded perspective regarding other financial services institutions and the relevant risks and opportunities facing the banking industry.
     Each of the nominees and continuing directors has had the principal occupation indicated for more than five years unless otherwise indicated.
Required Vote
     Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast by the holders of shares of common stock represented at the annual meeting.
The Board of Directors recommends that shareholders vote
“FOR” each of the Class II nominees.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011 and seeks ratification of the appointment by our shareholders. This firm has served as our independent registered public accounting firm since 1973.
     In addition to rendering audit services for the year ended December 31, 2010, KPMG LLP performed various other services for us and our subsidiaries. The aggregate fees billed for the services rendered to us by KPMG LLP for the years ended December 31, 2010 and December 31, 2009 were as follows:

	2010	2009
Audit Fees(1)	$889,372	$737,000
Audit-Related Fees(2)	47,000	47,000
Tax Fees	—	—
All Other Fees	—	—

Total	$936,372	$784,000

(1)	The Audit Fees for the years ended December 31, 2010 and 2009 represent the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our financial statements, including the audit of internal controls over financial reporting, and for services that are normally provided by KPMG LLP in connection with regulatory filings or engagements.

(2)	The Audit-Related Fees for the years ended December 31, 2010 and 2009 consisted principally of fees for audits of financial statements of certain employee benefit plans.
     The Audit Committee specifically reviews and pre-approves each audit and non-audit service provided by our auditor prior to its engagement to perform such services. The Audit Committee has not adopted any other pre-approval policies or procedures.
Required Vote
     Shareholder ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011 is not required by our Amended and Restated Bylaws or otherwise. Nonetheless, the Board of Directors has elected to submit the appointment of KPMG LLP to our shareholders for ratification. If a quorum is present, this proposal will be approved if the votes cast for ratification exceed the votes cast against ratification. If the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011 is not ratified, the matter will be referred to the Audit Committee for further review.
     Representatives of KPMG LLP will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
     The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described below in the sections entitled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.”
     Our executive compensation program has played a significant role in our ability to attract, motivate and retain a highly experienced team of executives. We believe that the program is structured in a manner that supports our company and our business objectives, as well as our culture and the traditions that have allowed us for over 130 years to meet the needs of our shareholders, customers and employees and to support the communities in which we operate.
     As described in the “COMPENSATION DISCUSSION AND ANALYSIS” section below, our executive compensation program, which includes the Executive Performance Incentive Plan and the Home Office Incentive Plan, is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Our Executive Compensation and Stock Incentive Committee regularly reviews our executive compensation program to ensure it achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. In 2010, our Board of Directors adopted a policy requiring that certification of achievement of performance goals under the Executive Performance Incentive Plan and the Home Office Incentive Plan, and payment of the corresponding cash bonus payments, will occur upon the filing of our Annual Report on Form 10-K rather than upon the announcement of preliminary unaudited financial results. In addition, on the recommendation of the Executive Compensation and Stock Incentive Committee, the Board of Directors recently adopted the Executive Officer Incentive-Based Compensation Recovery Policy, which sets forth the conditions under which we may recover any excess incentive-based compensation paid or awarded to our executive officers. The results of a Compensation Risk Assessment conducted in December 2010 by Frederic W. Cook & Co. at the request of our Executive Compensation and Stock Incentive Committee indicate that our incentive plans are well-aligned with sound compensation design principles and that from a compensation risk perspective there are no significant risk areas in our compensation program.
     We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the sections entitled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.”
Required Vote
     If a quorum is present, the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers will be approved if the votes cast for the resolution exceed the votes cast against the resolution.
     Because your vote is advisory, it will not be binding on the Board of Directors or the Executive Compensation and Stock Incentive Committee, override any decision made by the Board of Directors or the Executive Compensation and Stock Incentive Committee or create or imply any additional fiduciary duty of the Board of Directors or the Executive Compensation and Stock Incentive Committee. The Executive Compensation and Stock Incentive Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The Board of Directors recommends that shareholders vote “FOR”
the resolution to approve, on an advisory basis,
the compensation of our Named Executive Officers.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
     The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on executive compensation once every year, every two years or every three years.
     After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for our company. Setting a three-year period will enhance shareholder communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation. An advisory vote every three years will be the most effective timeframe for us to respond to shareholders’ feedback and provide us with sufficient time to engage with shareholders to understand and respond to the vote results. We also believe that a vote every three years would align more closely with the multi-year performance measurement cycle we use to reward long-term performance.
     You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below.
RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which BancorpSouth, Inc. is to hold a shareholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.
Required Vote
     If a quorum is present, the frequency of the advisory vote on compensation of our Named Executive Officers that receives the greatest number of votes — every three years, two years or one year — cast by shareholders will be the frequency that has been approved by shareholders.
     Because your vote is advisory, it will not be binding on the Board of Directors or the Executive Compensation and Stock Incentive Committee, override any decision made by the Board of Directors or the Executive Compensation and Stock Incentive Committee or create or imply any additional fiduciary duty of the Board of Directors or the Executive Compensation and Stock Incentive Committee. The Executive Compensation and Stock Incentive Committee may, however, take into account the outcome of the vote when considering the frequency of the advisory vote on executive compensation.
The Board of Directors recommends that shareholders vote for a frequency of every “THREE YEARS” for future non-binding shareholder advisory votes on the compensation of our Named Executive Officers.

PROPOSAL 5: APPROVAL OF THE BANCORPSOUTH, INC. LONG-TERM
EQUITY INCENTIVE PLAN
     Our Board of Directors has adopted amendments to the BancorpSouth, Inc. 1994 Stock Incentive Plan in the form of an amendment and restatement of the 1994 Stock Incentive Plan. We are proposing that the name of the plan be changed to the BancorpSouth, Inc. Long-Term Equity Incentive Plan. As further described below, the primary purposes of these amendments are to (i) increase the number of shares of our common stock reserved for issuance under the Long-Term Equity Incentive Plan, and (ii) update the administrative provisions of the plan that reflect certain provisions of the Internal Revenue Code. The description and explanation of the Long-Term Equity Incentive Plan are qualified in their entirety by reference to the full text of the Long-Term Equity Incentive Plan, a copy of which is attached hereto as Appendix A. If the Long-Term Equity Incentive Plan is approved by the shareholders at the annual meeting, it will become effective without further action in accordance with its terms and conditions.
     Prior to this amendment, 6,916,000 shares of common stock have been reserved for issuance pursuant to awards under the 1994 Stock Incentive Plan, of which 6,229,798 shares are either subject to outstanding awards or have been issued. The 1994 Stock Incentive Plan permits awards of “incentive stock options” described in Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options which are not qualified as incentive stock options under Section 422 of the Internal Revenue Code, shares of common stock that are subject to transfer restrictions, restricted stock units and performance shares. The 1994 Stock Incentive Plan is administered by the Executive Compensation and Stock Incentive Committee.
Explanation of Changes
     In addition to changing the name of the plan to eliminate the date the plan was established, the material terms of the proposed changes to the Long-Term Equity Incentive Plan are as follows:
     Increase in Shares. Under the Long-Term Equity Incentive Plan, an additional 3,000,000 shares of our common stock would be available for issuance, for a total of 9,916,000 shares. Without this increase, we would be extremely limited in our ability to offer awards. The Board of Directors believes that awards are an essential part of our compensation programs and provide meaningful incentives to employees to contribute to our growth and financial performance. The 1994 Stock Incentive Plan has been a useful tool in achieving our business development goals by helping to attract, motivate and retain highly qualified employees.
     Administrative Modifications. Under the Long-Term Equity Incentive Plan, the number of shares of our common stock underlying awards that any person may generally receive in any one-year period would be increased from 120,000 to 300,000.
General Description of the Long-Term Equity Incentive Plan
     The purpose of the Long-Term Equity Incentive Plan is to provide a performance incentive to employees who perform services that enhance the value of shareholders’ equity. The Executive Compensation and Stock Incentive Committee is authorized to administer the Long-Term Equity Incentive Plan and to grant awards to our employees and to certain others who provide significant services to us. The Long-Term Equity Incentive Plan provides for the grant of incentive stock options, non-qualified stock options and the award of restricted stock, performance shares and restricted stock units. Incentive stock options may be granted only to employees. As of February 11, 2011, we employed approximately 4,405 individuals. The Long-Term Equity Incentive Plan will continue indefinitely until terminated by the Board of Directors.
     The Executive Compensation and Stock Incentive Committee determines which individuals are to receive awards under the Long-Term Equity Incentive Plan, the type of award to be granted and the exercise prices, performance objectives and vesting dates of each award. The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock on the date of grant (110% for individuals who own more than 10% of the total number of shares outstanding of our common stock). These and other terms will be set forth in a written agreement between us and the individual receiving the award. The aggregate fair market value of common stock with regard to which incentive stock options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No award of incentive stock options will be exercisable after the expiration of ten years from the date it is granted (five years for incentive stock options granted to individuals who own more than 10% of the total number of shares outstanding of our common stock).
     As of February 11, 2011, we had options outstanding to purchase 2,974,070 shares of our common stock under the 1994 Stock Incentive Plan. The exercise price under which options have been granted has been the fair market value of our common stock on the date of grant. Based upon the closing sale price of our common stock on February 11, 2011, the aggregate market value of the 2,974,070 shares of common stock underlying outstanding options granted pursuant to the 1994 Stock Incentive Plan was approximately $46,692,899. As of February 11, 2011, 66,190 shares of restricted stock had been awarded, of which 32,802 shares remain unvested, and 250,790 performance shares had been granted but not yet earned.
     Once an option has become exercisable, the option holder may purchase shares of our common stock by paying the exercise price in cash, shares of common stock or in other consideration acceptable to the Executive Compensation and Stock Incentive Committee. Subject to limitations on “golden parachute” payments described in Sections 280G and 4999 of the Internal Revenue Code, awards become fully vested upon the occurrence of a merger or certain other corporate events relating to a change in control.
New Plan Benefits
     Awards that will be issued under the Long-Term Equity Incentive Plan will be determined based on the Executive Compensation and Stock Incentive Committee’s assessment of amounts required to provide appropriate compensation incentives to employees and other eligible service providers. Therefore, the amount of any future awards under the Long-Term Equity Incentive Plan cannot now be determined.
Federal Income Tax Consequences
     Tax consequences to BancorpSouth and to individuals receiving awards will vary with the type of award. Generally, a participant will not recognize income and we are not entitled to take a deduction upon the award of an incentive stock option, non-qualified stock option, performance share, restricted stock or restricted stock unit under the Long-Term Equity Incentive Plan. An individual who exercises an incentive stock option will not recognize income on its exercise if he or she does not sell the underlying shares of common stock for at least two years after the date of grant and one year after exercising the incentive stock option. Any gain or loss on the sale of the common stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the incentive stock option is the basis for purposes of determining capital gains.
     An individual who disposes of the common stock before the statutory holding periods are satisfied will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income on the difference between the exercise price of the incentive stock option and the fair market value of the common stock at the time the incentive stock option was exercised. The individual’s basis in the common stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gains, if any, upon the sale of the common stock on the amount realized in excess of the basis.
     Upon exercise of a non-qualified stock option, the individual recognizes ordinary income on the difference between the fair market value of the common stock and the exercise price paid. An individual will recognize ordinary income on the fair market value of the common stock at the time performance shares, restricted stock or restricted stock units become vested (or a cash feature of an award becomes payable). Alternatively, an individual can make an election under Section 83(b) of the Internal Revenue Code to be taxed at the time restricted stock is granted. The individual is also subject to capital gains treatment on the subsequent sale of the common stock acquired pursuant to an award with respect to the amount realized on the subsequent sale of the common stock over its fair market value at the time that the non-qualified stock option is exercised or the time that the performance shares, restricted stock or restricted stock units become vested (or at the time of grant, if an election under Section 83(b) was made).
     Generally, we are not entitled to a tax deduction upon the grant of an award or the exercise of an incentive stock option under the Long-Term Equity Incentive Plan. If an option holder has engaged in a disqualifying disposition, however, we may take a tax deduction for the amount of ordinary income recognized by that individual. We are generally entitled to take a deduction for the ordinary income that is recognized by an individual under an award in the same amount and at the time of such recognition.

Registration Under the Securities Act of 1933
     We intend to register the additional shares of common stock authorized for issuance under the Long-Term Equity Incentive Plan under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 as soon as practicable after approval of the Long-Term Equity Incentive Plan by the shareholders.
Required Vote
     If a quorum is present, approval of the Long-Term Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) at the annual meeting.
The Board of Directors recommends that shareholders vote “FOR”
approval of the BancorpSouth, Inc. Long-Term Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information as of December 31, 2010 with respect to compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance:

	Number of
	Securities to be
	Issued upon		Number of Securities
	Exercise of	Weighted-Average	Remaining Available for
	Outstanding	Exercise Price of	Future Issuance under
	Options, Warrants	Outstanding Options,	Equity Compensation
	and Rights	Warrants and Rights	Plans(1)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders(2),(3)	3,228,605	$21.42	1,101,721
Equity Compensation Plans Not Approved by Shareholders(4)	6,294	13.49	378,611

Total	3,234,899		1,480,332

(1)	Excludes shares to be issued upon exercise of outstanding options.

(2)	Column (a) does not include 32,802 restricted shares and 5,000 restricted share units that were unvested or 250,790 performance shares that were unearned as of December 31, 2010. Such unvested restricted shares, restricted share units and performance shares are also excluded from the number of shares remaining available for future issuance under our equity compensation plans in column (c). The weighted average exercise price in column (b) does not take these awards into account because they have no exercise price.

(3)	The plans that have been approved by our shareholders include our 1994 Stock Incentive Plan, as amended and restated, 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended and restated, Director Stock Plan and Executive Performance Incentive Plan.

(4)	The plans that have not been approved by our shareholders include the 1998 Stock Option Plan.

CORPORATE GOVERNANCE
Director Attendance at Board, Committee and Annual Meetings
     During 2010, our Board of Directors held eight meetings. Each director attended at least 75% of the total of all meetings of the Board of Directors and all committees on which the director served. We encourage our Board members to attend the annual meeting of shareholders. In 2010, all of our directors attended the annual meeting of shareholders.
Committees of the Board of Directors
     The Board of Directors has established four standing committees — the Executive Committee, the Audit Committee, the Executive Compensation and Stock Incentive Committee, and the Nominating Committee. A copy of the charter of each of these committees, except for the Executive Committee, is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information — Committee Charting.”
     The following table shows the current membership of each committee of the Board of Directors:

Executive
Compensation and
Stock Incentive
Director	Executive Committee	Audit Committee	Committee	Nominating Committee
James E. Campbell, III
Hassell H. Franklin	X		X	Chair
W. G. Holliman, Jr.	X		Chair	X
James V. Kelley	X
Larry G. Kirk		Chair
Turner O. Lashlee	X
Guy W. Mitchell, III
R. Madison Murphy		X
Robert C. Nolan	X		X	X
W. Cal Partee, Jr.		X
Aubrey B. Patterson	Chair
Alan W. Perry
     Executive Committee. The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of our business and affairs, except those matters enumerated in the charter of the Executive Committee and those matters reserved to the Board of Directors under state law. The Executive Committee held nine meetings during 2010.
     Audit Committee. The Audit Committee is responsible for, among other things:
•	Monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our financial reporting process and systems of internal controls;

•	Monitoring the work of the Audit/Loan Review Committee of BancorpSouth Bank;

•	Evaluating the independence and qualifications of our independent registered public accounting firm;

•	Evaluating the performance of our independent registered public accounting firm and our internal auditing department;

•	Providing an avenue of communication among our independent registered public accounting firm, management, our internal audit department, our subsidiaries and our Board of Directors; and

•	Selecting, engaging, overseeing, evaluating and determining the compensation of our independent registered public accounting firm.
     This committee’s performance is evaluated annually. The Board of Directors has determined that each member of the Audit Committee is independent under the listing standards of the New York Stock Exchange. Our Board of Directors has also determined that each of Messrs. Kirk and Murphy is an “audit committee financial expert” as defined in rules adopted by the Securities and Exchange Commission. The Audit Committee held 15 meetings during 2010.
     Executive Compensation and Stock Incentive Committee. Pursuant to its charter, the Executive Compensation and Stock Incentive Committee reviews corporate goals and objectives pertaining to the compensation of our Named Executive Officers, evaluates the performance of our Named Executive Officers and determines the salary, benefits and other compensation of our Named Executive Officers. After consultation with management, this committee makes recommendations to the Board of Directors with respect to the salaries, benefits and other compensation of our executive officers other than the Named Executive Officers. This committee also administers our Home Office Incentive Plan, 1994 Stock Incentive Plan, 1998 Stock Option Plan and Executive Performance Incentive Plan as well as the Executive Officer Incentive-Based Compensation Recovery Policy.
     This committee has the sole authority to retain, at our expense, any compensation consultant to assist in the evaluation of executive officer compensation and to approve such consultant’s fees and other retention terms. In addition, this committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary to carry out its duties, at our expense, without prior approval of the Board of Directors or management.
     The activities of this committee must be conducted in accordance with the policies and principles set forth in our Corporate Governance Principles. This committee’s performance is evaluated annually. On occasion, the Chief Executive Officer attends Executive Compensation and Stock Incentive Committee meetings. The Chief Executive Officer provides information to the Executive Compensation and Stock Incentive Committee concerning the executive officers, discusses performance measures relating to executive officer compensation and makes recommendations to the Executive Compensation and Stock Incentive Committee concerning the compensation of the executive officers. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange and applicable provisions of the Internal Revenue Code and Securities and Exchange Commission rules. The Executive Compensation and Stock Incentive Committee held four meetings during 2010.
     Nominating Committee. The Nominating Committee identifies and recommends to the Board nominees for election to the Board and candidates for appointment to Board committees consistent with criteria approved by the Board. This committee also maintains and periodically reviews our Corporate Governance Principles, oversees the annual evaluation of the Board and management and reviews and recommends to the Board for approval in advance all “related person” transactions between us and any of our “related persons.” Pursuant to its charter, at least every other year the committee reviews and approves the compensation paid to non-employee directors and administers our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors and Director Stock Plan. This committee’s performance is evaluated annually. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange. The Nominating Committee held four meetings during 2010.
Executive Sessions
     In order to promote open discussion among the non-management directors, we schedule regular executive sessions in which those directors meet without management present. Unless a majority of the Board of Directors designates a presiding director, the Chairman of the Nominating Committee, currently Mr. Franklin, presides at these meetings. In addition, an executive session of independent (as defined in the listing standards of the New York Stock Exchange), non-management directors is held at least twice each year.

Communications with the Board of Directors
     You may send communications to the Board of Directors, the presiding director of the non-management directors, the non-management directors as a group or any individual director by writing to the Board of Directors or an individual director in care of the Corporate Secretary at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The Corporate Secretary will directly forward written communications addressed to the entire Board of Directors to the Chairman of the Nominating Committee, written communications addressed to the non-management directors to the non-management directors and all other written communications to the individual director(s) to whom they are addressed.
Governance Information
     In addition to the committee charters described above, our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information — Governance Documents.” These materials as well as the committee charters described above are also available in print to any shareholder upon request. Such requests should be sent to the following address:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
Director Independence
     The Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director on an annual basis. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board of Directors broadly considers all relevant facts and circumstances when making independence determinations. To assist the Board of Directors in determining whether a director is independent, the Board of Directors has adopted Director Independence Standards, which are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information — Governance Documents.” The Board of Directors has determined that each of Messrs. Campbell, Franklin, Holliman, Kirk, Mitchell, Murphy, Nolan and Partee, a majority of our Board members, meets our standards as well as the current listing standards of the New York Stock Exchange for independence, and has made the same determination with respect to Mr. Hood, a Class II director nominee.
     During 2010, the Board of Directors considered the following relationships and transactions in making its independence determinations with respect to each director identified as independent:
•	Messrs. Nolan and Murphy are first cousins;

•	Five Star, LLC, a private company owned by Mr. Holliman, leased office space at BancorpSouth Bank’s main office building in Tupelo, Mississippi and paid rent to us; however, the Board of Directors determined that this leasing arrangement and the amount paid to us by Five Star in 2010 ($12,000) was not material and did not affect Mr. Holliman’s independent judgment; and

•	Mitchell, McNutt & Sams, P.A., a law firm of which Mr. Mitchell is President, provided legal services to us in 2010; however, the Board of Directors determined that the amount we paid to Mitchell, McNutt & Sams ($350) was not material remuneration affecting Mr. Mitchell’s independent judgment.
     Forman Perry Watkins Krutz & Tardy, LLP, a law firm of which Mr. Perry is a partner, provides legal services for us. In 2010, we paid this firm approximately $20,985. This firm also provided legal services to BancorpSouth Bank in connection with a loan transaction that closed in 2010 pursuant to which the borrowers paid lender’s attorney fees. For more information, see the section below entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Because Mr. Perry’s law firm regularly provides legal services for us, the Board of

Directors has determined that Mr. Perry does not meet the requirements for independence under the current listing standards of the New York Stock Exchange or our Director Independence Standards.
     Lashlee-Rich, Inc., a private company of which Mr. Lashlee is an owner and serves as Chairman, from time to time performs construction work on some of BancorpSouth Bank’s branches. Because the amount that we paid to Lashlee-Rich in 2008 ($2,511,297) was greater than 2% of Lashlee-Rich’s consolidated gross revenues, the Board of Directors determined that Mr. Lashlee does not meet the requirements for independence under the current listing standards of the New York Stock Exchange or our Director Independence Standards. We did not pay any fees to Lashlee-Rich in 2010.
Director Qualification Standards
     The Nominating Committee and our Chief Executive Officer actively seek individuals qualified to become members of our Board of Directors for recommendation to our Board of Directors and shareholders. The Nominating Committee considers nominees proposed by our shareholders to serve on our Board of Directors that are properly submitted in accordance with our Amended and Restated Bylaws. In recommending candidates and evaluating shareholder nominees for our Board of Directors, the Nominating Committee considers each candidate’s qualifications regarding independence, diversity, age, ownership, influence and skills, such as an understanding of financial services industry issues, all in the context of an assessment of the perceived needs of BancorpSouth at that point in time. Our director qualifications are set forth in our Corporate Governance Principles, which are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information — Governance Documents.” The Nominating Committee meets at least annually with our Chief Executive Officer to discuss the qualifications of potential new members of our Board of Directors. After consulting with our Chief Executive Officer, the Nominating Committee recommends the director nominees to the Board of Directors for their approval. We have not paid any third party a fee to assist the Nominating Committee in the director nomination process to date.
     The Nominating Committee determines the appropriate characteristics, skills and experiences for the Board of Directors as a whole as well as for individual directors and nominees, with the objective of having a Board with diverse backgrounds and experiences. In considering the structure of the Board, the Nominating Committee evaluates each nominee, with the objective of recommending a group of nominees that can best perpetuate the success of BancorpSouth and represent shareholder interests through the exercise of sound judgment using the Board’s diversity of experience.
Board Leadership Structure
     As specified in our Corporate Governance Principles, the Board of Directors does not have a policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes this issue is part of the succession planning process and that it is in the best interests of BancorpSouth and our shareholders to retain the flexibility to combine or separate these functions. At this time, the Board believes there are a number of important advantages of combining the positions of Chairman and Chief Executive Officer, including the following:
•	Mr. Patterson, with over 38 years of experience at BancorpSouth, including over 20 years as Chief Executive Officer, has the knowledge, expertise, and experience to understand the opportunities and challenges facing BancorpSouth, as well as the leadership and management skills to promote and execute our values and strategy, particularly during the current difficult economic environment;

•	Combining the positions allows Mr. Patterson to lead board discussions regarding our business and strategy, and provides unified leadership for BancorpSouth;

•	Combining the positions creates a firm link between management and the Board and promotes the development and implementation of corporate strategy; and

•	Combining the positions allows timely communication with the Board on critical business matters given the complexity of our business.

     The Board also believes that combining the positions of Chairman and Chief Executive Officer does not undermine the independence of the Board. The Board has affirmatively determined that eight of our 12 directors are independent under the current listing standards of the New York Stock Exchange. All of the standing committees of the Board, except for the Executive Committee, are comprised entirely of independent directors. The ten non-management directors meet in executive session without management present at least semi-annually. Unless a majority of the non-management directors designates a presiding director, the Chairman of the Nominating Committee presides at these meetings.
Risk Oversight
     Our Board of Directors oversees a company-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Effective risk oversight is an important priority of the Board. The Board has implemented a risk governance framework to:
•	Understand critical risks in our business and strategy;

•	Allocate responsibilities for risk oversight among the full Board, its committees and management;

•	Evaluate our risk management processes and ensure that they function adequately;

•	Facilitate open communication between management and the Board; and

•	Foster an appropriate culture of integrity and risk awareness.
     While the Board has the ultimate oversight responsibility for the risk management process, management is charged with actively managing risk. Management has robust internal processes and policies to identify and manage risks and to communicate with the Board. These include a Risk Management Committee of BancorpSouth Bank, the charter of the Risk Management Committee, a real estate risk management group, regular internal senior management meetings, ongoing long-term strategic planning, regular reviews of regulatory and litigation compliance, a Code of Business Conduct and Ethics, and a comprehensive internal and external audit process. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls at least annually. Management communicates routinely with the Board and Board committees, and the Risk Management Committee communicates routinely with the board of BancorpSouth Bank, on the significant risks identified and how they are being managed.
     The Board implements its risk oversight function both as a whole and through its committees. All committees of the Board play a significant role in carrying out the risk oversight function. In particular:
•	The Audit Committee oversees risks related to our financial statements, our compliance with legal and regulatory requirements, our financial reporting process and system of internal controls. The Audit Committee monitors the work of the Audit/Loan Review Committee of BancorpSouth Bank’s Board of Directors and evaluates the performance of our independent auditors and our internal auditing department. The Audit Committee periodically meets privately in separate executive sessions with management, our internal audit department and the independent auditors;

•	The Executive Compensation and Stock Incentive Committee oversees the risks and rewards associated with our compensation philosophy and programs. In 2010, this committee engaged Frederic W. Cook & Co. to conduct a Compensation Risk Assessment in furtherance of such oversight. As discussed in more detail below in the section entitled “COMPENSATION DISCUSSION AND ANALYSIS,” this committee determines and approves the compensation for our Named Executive Officers, reviews and recommends to the Board the compensation for our other executive officers, and approves, administers and evaluates our incentive-compensation plans, equity-based plans and other compensation plans, policies and programs and administers the incentive-based compensation recovery policy;

•	The Nominating Committee oversees risks related to our corporate governance principles and risks arising from related person transactions; and

•	The Risk Management Committee of BancorpSouth Bank’s Board of Directors oversees other potential risks we face and evaluates whether management has placed into effect adequate procedures to identify and manage those risks. In particular, this committee considers the following risks:
—	Credit risk;

—	Liquidity risk;

—	Interest rate risk;

—	Operational risk;

—	Litigation risk;

—	Insurance risk;

—	Legislative and regulatory risk;

—	Risks related to potential future changes in the banking industry;

—	Physical premises liability and security risk;

—	Compliance risk;

—	Financial reporting risk;

—	Insurance services business and operations risk; and

—	Investment services, broker-dealer business and operations risk.
     In addition, we have established the real estate risk management group to more actively monitor credit risk and its impact on our financial reporting.
Compensation Committee Interlocks and Insider Participation
     During 2010, the Executive Compensation and Stock Incentive Committee consisted of Messrs. Franklin, Holliman (Chair) and Nolan.
     None of the members of the Executive Compensation and Stock Incentive Committee has at any time been one of our officers or employees. Members of the committee may, from time to time, have banking relationships in the ordinary course of business with our subsidiary, BancorpSouth Bank, as described below in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Except as described in that section and in the section above entitled “— Director Independence,” Messrs. Franklin, Holliman and Nolan had no other relationship during 2010 requiring disclosure by us.
     During 2010, none of our executive officers served as a member of another entity’s compensation committee, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee or on our Board of Directors, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The table below sets forth certain information, as of January 31, 2011, with respect to the beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of our Named Executive Officers identified in the section below entitled “EXECUTIVE COMPENSATION — Summary Compensation Table” and (iv) all of our directors and executive officers as a group. As of January 31, 2011, 83,481,737 shares of our common stock were outstanding. The statute governing Mississippi state banks and our Amended and Restated Bylaws require our directors to hold $200 in par value (i.e., 80 shares) of our common stock. The number of shares of common stock owned by each director reflected in the table below includes such shares. We relied on information supplied by our directors, executive officers and beneficial owners for purposes of this table.

	Amount and Nature of
	Beneficial
Name and Address of Beneficial Owner(1)	Ownership(2)		Percent of Class
BancorpSouth, Inc. 401(k) Profit Sharing Plan and Trust	6,706,723		8.03%
Blackrock, Inc.(3)	6,579,551		7.88
James E. Campbell, III	108,619	(4)	*
W. Gregg Cowsert	53,860		*
Hassell H. Franklin	1,266,530		1.52
W. G. Holliman, Jr.	724,123	(5)	*
Warren G. Hood, Jr.	3,636		*
James V. Kelley	429,779		*
Larry G. Kirk	50,515		*
Turner O. Lashlee	105,330		*
Gordon R. Lewis	80,775		*
Guy W. Mitchell, III	50,892		*
R. Madison Murphy	471,607	(6)	*
Robert C. Nolan	616,214	(7)	*
W. Cal Partee, Jr.	344,165	(8)	*
Aubrey B. Patterson	1,022,515		1.22
Alan W. Perry	100,779		*
William L. Prater	11,533		*
All directors and executive officers as a group (21 persons)	5,689,452		6.82

*	Less than 1%.

(1)	The address of each person or entity listed, other than Blackrock, Inc., is c/o BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(2)	Beneficial ownership is deemed to include shares of common stock that an individual has a right to acquire within 60 days after January 31, 2011, including upon the exercise of options granted under our various equity incentive plans described above in the sections entitled “CORPORATE GOVERNANCE — Committees of the Board of Directors — Executive Compensation and Stock Incentive Committee” and “CORPORATE GOVERNANCE — Committees of the Board of Directors — Nominating Committee” as follows:

Common Stock Underlying Options
Name	Exercisable within 60 Days
James E. Campbell, III	—
W. Gregg Cowsert	41,866
Hassell H. Franklin	25,200
W. G. Holliman, Jr.	25,200
Warren G. Hood, Jr.	—
James V. Kelley	290,325
Larry G. Kirk	21,600
Turner O. Lashlee	25,200
Gordon R. Lewis	41,866
Guy W. Mitchell, III	18,000
R. Madison Murphy	25,200
Robert C. Nolan	25,200
W. Cal Partee, Jr.	21,600
Aubrey B. Patterson	492,928
Alan W. Perry	25,200
William L. Prater	6,533

These shares are deemed to be outstanding for the purposes of computing the “percent of class” for that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person.

Information in the table for individuals also includes shares held for their benefit in our 401(k) Profit Sharing Plan and Trust, and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him pursuant to applicable law.

(3)	Based on information contained in a Schedule 13G/A filed on February 2, 2011 with the SEC. The amount shown includes shares beneficially owned by affiliates of Blackrock, Inc.

(4)	Includes 8,000 shares owned by a limited partnership in which Mr. Campbell is a partner, of which Mr. Campbell disclaims beneficial ownership as to 4,840 shares.

(5)	Includes 141,417 shares owned by Mr. Holliman’s wife, of which Mr. Holliman disclaims beneficial ownership.

(6)	Includes 10,940 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his children, 48,288 shares held in trusts of which Mr. Murphy is co-trustee for the benefit of others, and 10,050 shares owned by Mr. Murphy’s wife, with respect to all of which Mr. Murphy disclaims beneficial ownership, and 284,311 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member, of which Mr. Murphy disclaims beneficial interest as to 208,854 shares.

(7)	Includes 13,435 shares held in trusts of which Mr. Nolan is the co-trustee for the benefit of his grandchildren, of which Mr. Nolan disclaims beneficial ownership, 391,971 shares held in a trust of which Mr. Nolan is the co-trustee for the benefit of his nieces, nephews, children and the lineal descendants of four co-trustees, of which Mr. Nolan disclaims beneficial ownership, and 4,227 shares owned by Mr. Nolan’s wife, of which Mr. Nolan disclaims beneficial ownership.

(8)	Includes 2,155 shares owned by Mr. Partee’s wife, of which Mr. Partee disclaims beneficial ownership, 12,393 shares held by Mr. Partee’s wife as custodian for the benefit of Mr. Partee’s children and 19,750 shares held in trusts for the benefit of Mr. Partee’s children, nieces and nephews, of which Mr. Partee disclaims beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
     Our executive compensation program has played a significant role in our ability to attract, motivate and retain a highly experienced team of executives. We believe that the program is structured in a manner that supports our company and our business objectives, as well as our culture and the traditions that have allowed us for over 130 years to meet the needs of our shareholders, customers and employees and to support the communities in which we operate.
     Our Executive Compensation and Stock Incentive Committee regularly reviews our executive compensation program to ensure it achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. In 2010, the committee engaged Towers Watson to review our executive compensation programs, advise the committee with respect to the aggregate level of compensation of our executive officers and advise the committee on the mix of elements used to compensate our executive officers. In addition, the committee engaged Frederic W. Cook & Co. to conduct a Compensation Risk Assessment in 2010. The risk assessment indicated that our incentive plans are well-aligned with sound compensation design principles and that from a compensation risk perspective there are no significant risk areas in our compensation program.
     As described below in the section entitled “— Compensation Policy,” our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Performance criteria are established by our Executive Compensation and Stock Incentive Committee for annual incentive compensation opportunities under the Home Office Incentive Plan and Executive Performance Incentive Plan. In 2010, we adopted a policy requiring that certification of achievement of performance goals under the Executive Performance Incentive Plan and the Home Office Incentive Plan, and payment of the corresponding cash bonus payments, will occur upon the filing of our Annual Report on Form 10-K rather than upon the announcement of preliminary unaudited financial results. Based on criteria established by the committee and our audited financial results for the year ended December 31, 2010, no cash incentive bonus payments were made to the Named Executive Officers in 2011. To further encourage decision-making aligned with our long-term goals, performance shares are subject to a two-year performance period followed by a one-year retention period. The performance shares granted in 2009 were subject to the achievement of performance goals related to cumulative earnings per share and average deposits and other funding sources for the performance period of 2009 through 2010. Because the performance goals established for these awards were not met during the performance period, none of the granted performance shares were earned. Similarly, performance shares granted in 2010 are subject to the achievement of performance goals for the performance period of 2010 through 2011.
     In 2010, our Executive Compensation and Stock Incentive Committee adopted a “clawback policy,” namely, the Executive Officer Incentive-Based Compensation Recovery Policy, which sets forth the conditions under which we may recover any excess incentive-based compensation paid or awarded to or received by any of our current or former executive officers. Additionally, our Insider Trading Policy prohibits directors, officer and other employees from hedging the economic risk of ownership of any shares of our common stock they own.
     Our principal measures of success in achieving our business objectives are an increasing dividend, growth in average deposits and other funding sources, return on average equity or average assets, earnings per share growth, asset quality and our overall market competitive position, as measured against our own internal standards and as compared to a peer group of comparably sized financial and bank holding companies. We believe our executive compensation program’s mix of base salary, annual and long-term incentive compensation, benefits and perquisites as described below in the section entitled “— Compensation Policy” is properly aligned with these objectives.
Compensation Overview
     The Executive Compensation and Stock Incentive Committee of the Board of Directors administers our executive compensation program. The Executive Compensation and Stock Incentive Committee is composed entirely of directors who are independent under the listing standards of the New York Stock Exchange and our Director Independence Standards. Committee members are also required to meet applicable independence standards under Section 162(m) of the Internal Revenue Code and Securities and Exchange Commission Rule 16b-3. The Director Independence Standards are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information — Governance Documents.” The charter of the Executive Compensation and Stock Incentive Committee is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Information — Committee Charting.” The charter is reviewed annually by the Executive Compensation and Stock Incentive Committee and was most recently revised in January 2011.
     In performing its duties, among other things, the Executive Compensation and Stock Incentive Committee:
•	Annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation level based on this evaluation;

•	In determining the long-term incentive component of the Chief Executive Officer’s compensation, considers our performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years and such other factors as it may deem relevant;

•	For the (i) Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, annually determines and approves, and (ii) other executive officers, annually reviews and recommends to the Board:
—	The annual base salary level(s);

—	Annual non-equity incentive compensation;

—	Awards under and changes to long-term incentive compensation plans and equity-based plans;

—	Employment agreements, severance arrangements and change-in-control agreements, in each case as, when and if appropriate; and

—	Any special or supplemental benefits plans or programs and perquisites;
•	At least annually and more often as circumstances dictate, reports its actions to the Board; and

•	Annually reviews and re-assesses the adequacy of the Executive Compensation and Stock Incentive Committee’s charter and recommends any proposed changes to the Board for approval.
Compensation Policy
     Our principal measures of success in achieving our business objectives are an increasing dividend, growth in average deposits and other funding sources, return on average equity or average assets, earnings per share growth, our asset quality and our overall market competitive position, as measured against our own internal standards and as compared to a peer group of comparably sized financial and bank holding companies. The variable, performance-based elements of our executive compensation program are designed to reward our executive officers based on our overall performance in achieving defined performance goals relative to these measures.
     Through our executive compensation program we seek to provide:
•	Base salaries at levels that will attract and permit us to retain qualified executive officers;

•	Compensation that differentiates pay on the basis of performance;

•	Incentive compensation opportunities that will motivate executive officers to achieve both our short-term and long-term business objectives and that will provide compensation commensurate with our performance achievements;

•	Total compensation that is competitive with that of comparable bank holding companies within the context of our performance; and

•	Protection of shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation.
     Our executive compensation program consists of the following primary elements:
•	Annual base salary is intended to provide a foundation element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us; we seek to pay base salaries that are competitive with those paid to executive officers in comparable positions at comparable financial and bank holding companies;

•	Annual incentive compensation is a variable non-equity element that is based on the achievement of defined goals for a given fiscal year that are tied to our overall performance and, in some situations, performance of a specific business unit;

•	Long-term incentive compensation is a variable equity element that provides an emphasis on longer-term performance goals, stock price performance, ongoing improvement and continuity of performance;

•	Employee benefits are intended to provide reasonable levels of security with respect to retirement, medical, death and disability protection and paid time off; and

•	Certain perquisites are used to supplement the other elements of compensation, facilitating the attraction and retention of executive officers of the caliber we believe necessary to remain competitive.
     The Executive Compensation and Stock Incentive Committee uses the variable compensation elements of our executive compensation program (i.e., annual incentive compensation and long-term incentive compensation) as incentives that are based on our performance. While increases to annual base salaries also take individual and our overall performance into consideration, they are not predicated solely on performance achievements and are not subject to the same degree of variability as the performance-based incentives. The variable elements of compensation align with shareholder interests by focusing executives’ attention on key measures of performance that we believe either drive shareholder return or directly reflect our stock price performance.
     The allocation of compensation across each of the elements of our executive compensation program is based on the following considerations:
•	The need to provide a level of basic compensation (base salary and employee benefits) necessary to enable us to attract and retain high-quality executives, regardless of external business conditions;

•	The goal of providing a substantial amount of compensation opportunities through performance-based, variable-compensation vehicles;

•	The goal of reflecting reasonable practices of comparable financial and bank holding companies within the context of our performance achievements; and

•	The desire to align our executives’ and our shareholders’ best interests through the use of equity-based compensation vehicles.
     The following table reflects the percentage of total compensation allocated to each element of compensation, as set forth below in the section entitled “EXECUTIVE COMPENSATION — Summary Compensation Table,” for each of the Named Executive Officers for 2010:

				Change in
				Pension Value
				and
				Nonqualified
				Deferred
			Option	Compensation	All Other
Name	Salary	Stock Awards	Awards	Earnings	Compensation	Total
Aubrey B. Patterson	29%	24%	14%	32%	1%	100%
William L. Prater	56%	13%	12%	14%	5%	100%
James V. Kelley	39%	21%	13%	25%	2%	100%
W. Gregg Cowsert	47%	17%	—	33%	3%	100%
Gordon R. Lewis	40%	15%	12%	31%	2%	100%
     On November 16, 2010, the Executive Compensation and Stock Incentive Committee adopted the Executive Officer Incentive-Based Compensation Recovery Policy, and, upon recommendation of the Executive Compensation and Stock Incentive Committee, the Board of Directors approved the policy on January 26, 2011. The policy sets forth the conditions under which we may recover excess incentive-based compensation paid or awarded to or received by any of our current or former executive officers. In the event we are required to prepare an accounting restatement of our financial statements as a result of our material noncompliance with any financial reporting requirement under applicable federal securities laws, we will recover from each former or current executive officer any incentive-based compensation paid or awarded to or received by such executive officer during the three-year period preceding the date of filing with the SEC of the latest document containing materially noncompliant financial statements that are subject to the restatement.
     The statute governing Mississippi state banks and our Amended and Restated Bylaws require our directors to own shares of our common stock in an aggregate amount of at least $200 par value (i.e., 80 shares). We do not, however, have any other requirements for minimum stock ownership for our officers or directors. Our Insider Trading Policy prohibits directors, officers and other employees from hedging the economic risk of ownership of any shares of our common stock they own.
Compensation Process
     In 2010, we engaged Towers Watson to provide multiple services, including substantive consultation services with respect to general compensation, health, welfare and retirement benefits. In addition, Towers Watson is the actuary for our pension plan. Since 2001, the Executive Compensation and Stock Incentive Committee has separately engaged a Towers Watson predecessor to review our executive compensation programs, advise the committee with respect to the aggregate level of compensation of our executive officers and advise the committee on the mix of elements used to compensate our executive officers. The Towers Watson consultants who are involved in this function are engaged separately and work independently from those Towers Watson consultants who are engaged for health, welfare and retirement consulting. In 2010, we paid Towers Watson $146,276 in connection with recommendations related to executive officer and director compensation and $533,046 for other services.
     The Executive Compensation and Stock Incentive Committee generally meets four times a year and more often if necessary. Prior to each regular meeting, the Corporate Secretary sends materials to each committee member, including minutes of the previous meeting, an agenda, recommendations for the upcoming meeting and other materials relevant to the agenda items. On occasion, the Chief Executive Officer attends committee meetings to provide information to the committee concerning the performance of executive officers, discuss performance measures relating to executive officer compensation and make recommendations to the committee concerning the compensation of executive officers. The Executive Compensation and Stock Incentive Committee holds an executive session consisting only of committee members (and, as appropriate, representatives of Towers Watson) at almost every meeting. The Chief Executive Officer does not engage in discussions with the Executive Compensation and Stock Incentive Committee regarding his own compensation, except to respond to questions posed by committee members outside of the executive session deliberations.
     Management annually compiles tally sheets to assimilate all components of compensation that are paid to the Named Executive Officers. This information is provided to the Executive Compensation and Stock Incentive Committee for use in its deliberations.
     The Executive Compensation and Stock Incentive Committee reviews and approves, in advance, employment, severance or similar arrangements or payments to be made to any executive officer. The committee receives reports from management pertaining to compensation for all other officers and annually reviews all of the perquisites paid to the Named Executive Officers as discussed below in the section entitled “— Components of Compensation — Perquisites.”
     The Executive Compensation and Stock Incentive Committee instructed Towers Watson to prepare an analysis of the market competitiveness of base salary, annual bonus opportunity and long-term incentive opportunity with respect to Messrs. Patterson and Kelley, and of base salary only for the remaining members of our senior management. In response, Towers Watson conducted an in-depth market analysis and, based on this analysis, made additional recommendations regarding Mr. Patterson’s position as Chairman and Chief Executive Officer and Mr. Kelley’s position as President and Chief Operating Officer. Towers Watson’s analyses and reports were provided to both the chairman of the committee and to management to facilitate review and discussion.
     Towers Watson provided the chairman of the Executive Compensation and Stock Incentive Committee with a detailed report that summarized the market data and provided the committee with observations as to our relative competitiveness in comparison to both our peer group and the overall relevant bank industry marketplace based on Towers Watson’s interpretation and synthesis of the various components of market data.
     In addition, the Executive Compensation and Stock Incentive Committee relied on Towers Watson for the following:
•	Guidance regarding the appropriateness of the companies comprising our peer group;

•	The design and operation of our overall executive compensation program;

•	Guidance regarding the implications of various regulations affecting executive compensation; and

•	Research of issues and presentation of alternatives on topics of interest to the committee.
     The Executive Compensation and Stock Incentive Committee determined specific salary levels and incentive award opportunities for 2010 through a qualitative analysis beginning from a base of objective market information. First, Towers Watson provided a memorandum to the chairman of the committee that included a detailed market analysis and observations of market competitiveness of the Chief Executive Officer’s and Chief Operating Officer’s base salary, target bonus opportunity and long-term incentive opportunity. The committee then reviewed this objective market information as a check to ensure that the current compensation and potential increases were within an acceptable competitive range. In addition, the committee analyzed factors such as our past and expected future performance, past and expected future individual performance, career objectives, retention considerations, the current business environment and anticipated changes, and our near-term and long-term business strategies. In other words, the committee combined objective and financial information with subjective and qualitative considerations. The committee made adjustments to base compensation, target annual bonus award opportunities and the quantity and form of long-term incentive award opportunities with a view to providing incentives that would encourage the performance that is necessary to achieve our business objectives.
     As a result of the peer group analysis, the Executive Compensation and Stock Incentive Committee did not set executive compensation in accordance with a specific benchmark nor use a peer group subset. The committee did, however, review proxy statement disclosures and compensation survey data. The peer group selected by the committee was comprised of both “primary comparators” and a “reference comparator.” The primary comparators were organizations that were within a range of approximately one-half to two times our asset size and the reference comparator was a financial institution of regional interest that was outside of that range. The primary and reference comparators were as follows:
•	Primary comparators: Commerce Bancshares, Inc.; Cullen/Frost Bankers, Inc.; FirstMerit Corporation; Fulton Financial Corporation; Hancock Holding Company; The South Financial Group, Inc.; Trustmark Corporation; United Community Banks, Inc.; Valley National Bancorp; Webster Financial Corporation; and Whitney Holding Corporation.

•	Reference comparator: Synovus Financial Corp.

The proxy statement review analysis included the following:
•	The pay levels and practices of the peer group of financial and bank holding companies selected by the committee;

•	The Chief Executive Officer’s and the Chief Operating Officer’s positions from both a “pay rank” perspective (e.g., highest paid and second-highest paid) and a “position match” perspective (e.g., Chairman and Chief Executive Officer, President and Chief Operating Officer);

•	Base salary, annual bonus (both target opportunity and bonus actually paid), total cash compensation (salary plus bonus), long-term incentive opportunity and total direct compensation (salary plus bonus and long-term incentive opportunity); and

•	Both descriptive statistics (e.g., 25th, 50th and 75th percentiles) for the primary comparators and our percentile ranking versus the peer group primary comparators for each pay element. Similar data was compiled for the reference comparator, but was not incorporated into the descriptive statistics or the percentile rankings.
     In its review of compensation survey data, the Executive Compensation and Stock Incentive Committee used nationally recognized bank industry surveys (primarily surveys provided by Towers Watson and Mercer LLC) reflecting similarly-sized financial services organizations. Towers Watson provided the committee with comparisons using both a straight-line regression analysis, which related compensation to the asset size of the banking organization, and an “asset group” analysis, which examined pay data for the banking organizations falling within set asset-size groupings. This review included the following:
•	An examination of the Chairman and Chief Executive Officer and the President and Chief Operating Officer positions, as well as other selected senior management positions;

•	An examination of base salary, annual incentive opportunity and long-term incentive opportunity; and

•	A calculation of descriptive statistics reflecting the 25th, 50th and 75th percentiles of the participant data.
     The Executive Compensation and Stock Incentive Committee believes that the overall compensation for both our Chief Executive Officer and Chief Operating Officer is competitive with our peer group and is commensurate with the responsibilities assigned to their respective positions. Compensation for our other executive officers is near the 50th percentile of the compensation for similarly situated officers in the peer group. Otherwise, our compensation policies are consistently applied for all of our executives. The difference between the award opportunities granted to Mr. Patterson as compared to Mr. Kelley, and to Messrs. Patterson and Kelley as compared to our other executive officers, is a reflection of differences in the level and scope of responsibility of their respective positions, and the market’s pattern of providing progressive award opportunities at higher levels.
Components of Compensation
     The Executive Compensation and Stock Incentive Committee allocates compensation to our executive officers both as to specific components (e.g., base salary and incentive compensation) and as a whole. The Executive Compensation and Stock Incentive Committee is focused both on the individual components that make up an individual executive’s total compensation as well as the total compensation itself. Each of the components of compensation is discussed in more detail below.
     Annual Base Salary. The Executive Compensation and Stock Incentive Committee views cash compensation as one element of overall compensation, but not necessarily as the principal means to provide incentive to our executive officers. We believe that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of each executive’s position, with an executive’s salary within a salary range being based upon his or her individual performance. In connection with the annual budget process, the Executive Compensation and Stock Incentive Committee considers salaries for executive officers within the context of the competitive market data described above in the section entitled “— Compensation Process.” In its review of market data for setting 2010 salary levels, the committee found that, while there were some variances of our executives’ salaries from salaries for comparable positions at comparable financial and bank holding companies (which particular deviations were deemed appropriate), the salaries of our executives on the whole reasonably approximated the salaries at comparable financial and bank holding companies.
     Increases in executive base salary are based upon the following considerations:
•	Our salary budget for the applicable fiscal year, which includes the salary of all of our employees;

•	Assessment of the competitiveness of the executive’s salary as compared to competitive market data (with primary emphasis on setting base salary at the median salary for the comparable position at comparable financial and bank holding companies unless a different compensation level is warranted by individual performance or other considerations);

•	The executive’s performance in carrying out his or her specific job responsibilities and attaining specific objectives that may have been established for the year;

•	Our overall performance as a whole for the prior fiscal year; and

•	Assessment of the appropriateness of the executive’s salary when compared to peers and on an internal equity basis.
     For 2010, the Executive Compensation and Stock Incentive Committee set the base salary of our executives in reference to both individual performance and our overall performance. The committee endeavored to understand competitive pay and compensation opportunities for similarly situated executive officers of comparable financial and bank holding companies and to provide reasonably competitive compensation within the context of our achievements. The committee determined the amounts of base salary increases for our executive officers after consideration of:
•	The executive officer’s pattern of achievement with respect to the budget and business plan performance in his or her area(s) of responsibility and overall managerial effectiveness with respect to planning, personnel development, communications, regulatory compliance and similar matters;

•	Competitive base salary levels for similarly situated executives in comparable financial and bank holding companies;

•	The current level of the executive officer’s base salary in relation to market competitive salary levels;

•	Marketplace trends in salary increases (both geographical and by industry); and

•	Consideration of our overall performance and aggregate cost affordability, retention risks, fairness in view of our overall salary increases and the executive officer’s potential for future contributions to the organization.
     As a result of considering these factors, the Executive Compensation and Stock Incentive Committee increased the base salary of each of the Named Executive Officers for 2010. The table below reflects the base salary of each Named Executive Officer for 2010 as well as the relative increase compared to each executive’s base salary for 2009. For more information, see the section below entitled “EXECUTIVE COMPENSATION — Summary Compensation Table.”

		Percent Increase from
Name	2010 Base Salary	2009 Base Salary
Aubrey B. Patterson	$803,088	2.5%
William L. Prater	281,875	2.5
James V. Kelley	512,500	2.5
W. Gregg Cowsert	333,125	2.5
Gordon R. Lewis	333,125	2.5
     In January 2011, the Executive Compensation and Stock Incentive Committee determined the base salary for the executive officers for 2011 based on the same methodology described above. The base salaries for only Messrs. Prater, Cowsert and Lewis were adjusted effective as of January 1, 2011.

     Annual Incentive Compensation. Annual non-equity “bonuses” are provided through our incentive compensation program. This program furthers our objectives to provide compensation that differentiates pay on the basis of performance, provide compensation commensurate with our performance achievements and protect shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation. We believe that annual incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position and should provide meaningful compensation opportunities in relation to our achievement of key annual performance goals. We believe that such compensation opportunities motivate executives to achieve our established goals. The Executive Compensation and Stock Incentive Committee considers annual bonuses for similarly situated executive officers of similarly-sized financial and bank holding companies within the context of the competitive market data described above in the section entitled “— Compensation Process.”
     We provide annual incentive compensation opportunities to Named Executive Officers under two programs — the Executive Performance Incentive Plan and the Home Office Incentive Plan. The Executive Performance Incentive Plan provides for the payment of cash incentive bonuses and equity-based awards based upon the achievement of performance goals it establishes. This plan is intended to increase shareholder value and our success by encouraging outstanding performance by our Named Executive Officers who are eligible to participate. For 2010, participation in the Executive Performance Incentive Plan was limited to the two executive officers whose compensation is subject to the deduction limitations of Section 162(m) of the Internal Revenue Code — the Chief Executive Officer and the Chief Operating Officer. Payments made under the Executive Performance Incentive Plan are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The amount of the cash bonus may vary among participants from year to year.
     The Executive Compensation and Stock Incentive Committee administers the Executive Performance Incentive Plan, and all of the members of the committee are qualified under all applicable independence standards (including Section 162(m) of the Internal Revenue Code and SEC Rule 16b-3). The committee may establish performance goals for awards granted under the plan based on any of the following business criteria:
•	Return on average equity or average assets;

•	Deposits and other funding sources;

•	Revenue, including interest income and/or non-interest income, and/or return on revenue;

•	Cash flow (operating, free, cash flow return on equity, cash flow return on investment);

•	Earnings, before or after taxes, interest, depreciation and/or amortization;

•	Earnings per share;

•	Net interest margin;

•	Improvement in credit quality measures, including non-performing asset ratio, net charge-off ratio or reserve coverage of non-performing loans vs. peers;

•	Efficiency ratio;

•	Loan growth; and

•	Total shareholder return.
     The Executive Compensation and Stock Incentive Committee may take into account several factors when establishing performance goals, but these goals must be objectively determinable and based on levels of achievement of the business criteria listed above. No later than 90 days after the beginning of each fiscal year or any other performance period, the committee specifies in writing (i) the type of award (i.e., cash or equity) and target amount payable to each participant, (ii) the maximum amount payable to each participant, (iii) the performance goals upon which each participant’s award is conditioned and (iv) the formula to determine the amount payable or shares that become vested based on the achievement of the specified goals. The amount of awards may vary among participants and from year to year, but the maximum cash bonus payable to any participant under the Executive Performance Incentive Plan in a year is $4 million.
     Following the applicable performance period, the Executive Compensation and Stock Incentive Committee certifies in writing for each participant whether the performance goals and any other material conditions have been met. If these goals and conditions have been met, the committee may authorize payment of the amount earned under an award. The committee has discretion to reduce or eliminate, but not increase, an amount that is payable under the Executive Performance Incentive Plan. Historically, incentive cash bonuses have been paid as soon as practicable following the end of the fiscal year to which they relate. In 2010, the committee adopted a policy requiring that certification of achievement of performance goals under the Executive Performance Incentive Plan and the Home Office Incentive Plan, and the corresponding cash bonus payments, will occur upon the filing of our Annual Report on Form 10-K rather than upon the announcement of preliminary unaudited financial results. This change will result in a delay in the payment of cash incentive bonuses earned by our executive officers, but payment of bonuses will be made in a manner that is permissible under the terms of the Executive Performance Incentive Plan, the Home Office Incentive Plan and the Internal Revenue Code.
     We also provide incentive compensation opportunities to Named Executive Officers and other participants under the Home Office Incentive Plan. The Home Office Incentive Plan uses the same performance measures and goals as the Executive Performance Incentive Plan referenced above, but also allows the Executive Compensation and Stock Incentive Committee to consider subjective factors and to use its discretion to either increase or decrease resultant awards.
     The Home Office Incentive Plan and the Executive Performance Incentive Plan are similar but separate programs. Employees are eligible for either one program or the other, but not both. The Home Office Incentive Plan covers approximately 66 key management employees who are selected by our Board of Directors and does not impact the awards generated under the Executive Performance Incentive Plan. Awards earned under the Home Office Incentive Plan and the Executive Performance Incentive Plan during 2010 had the following characteristics:
•	Awards were based on growth in average deposits and other funding sources and return on average equity, as reported to the committee based on the audited financial statements for the year ended December 31, 2010. These metrics were selected because of their relationship to shareholder value. Performance goals using these metrics were established and were applied consistently to all participants of both plans;

•	The award opportunities were established on the basis of (i) each participant’s role and level in the organization, his or her potential to make significant contributions to our success and market competitive levels for similarly situated positions in comparable financial and bank holding companies, (ii) the nature of the participant’s position and scope of responsibilities so that performance goals were tailored to either our overall performance or business unit performance, depending on the scope of the participant’s responsibilities, and (iii) our business environment and positioning in comparison to key competitors, as well as our near-term business plan and longer-term business strategy, which were the basis for establishing performance goals;

•	The relationship between performance goals and amount of award earned was set forth in a matrix that specified the target award opportunity for performance criteria;

•	The actual performance achieved as reported to the committee was compared to the goals established for the year and the amount of award earned was determined for each participant. For participants in the Executive Performance Incentive Plan, the Executive Compensation and Stock Incentive Committee certified the achievement of performance goals in writing, as is required; and

•	No discretion was applied to adjust the amount awarded under either plan.
     Awards under the Executive Performance Incentive Plan and Home Office Incentive Plan were made in 2010 to provide cash bonus opportunities that were a percentage of each Named Executive Officer’s base salary, subject to the achievement of the performance goals described below, as follows:

		Award Opportunity as a Percentage of Salary (1)
Executive Officer	Annual Incentive Plan Participation	Threshold	Target	Maximum
Aubrey B. Patterson	Executive Performance Incentive Plan	33%	100%	200%
William L. Prater	Home Office Incentive Plan	15%	45%	90%
James V. Kelley	Executive Performance Incentive Plan	25%	75%	150%
W. Gregg Cowsert	Home Office Incentive Plan	17%	50%	100%
Gordon R. Lewis	Home Office Incentive Plan	17%	50%	100%

(1)	Straight-line interpolation used to determine award opportunities for performance between goal levels.
     Awards were targeted to each executive’s role and scope of responsibility in the organization. For some executives, performance goals were based entirely on overall company performance. For others, a portion of performance was also measured by goals that were tied to the area of the individual’s responsibility. For our Named Executive Officers, 2010 performance measures were weighted as follows:

	Performance Criteria
		System-wide Community Bank
Executive Officer	Overall BancorpSouth Performance	Performance	Net Charge-Offs
Aubrey B. Patterson	100%	—%	—%
William L. Prater	100%	—%	—%
James V. Kelley	100%	—%	—%
W. Gregg Cowsert	75%	—%	25%
Gordon R. Lewis	75%	25%	—%
     For 2010, the Executive Compensation and Stock Incentive Committee established the performance goals set forth below for the Named Executive Officers with respect to the enumerated performance criteria. The target amounts for each performance criterion were incorporated into our fiscal budget. Our performance in 2010 for each criterion is also set forth in the two tables below, based on our audited financial results for the year ended December 31, 2010.
Overall BancorpSouth Performance Criteria

Performance Goal	Threshold Amount	Target Amount	Maximum Amount	2010 Performance
Growth in Average Deposits and Other Funding Sources	$10,576,000,000	$11,751,000,000	$12,926,000,000	$11,919,000,000
Return on Average Equity	8.42%	9.90%	11.39%	1.85%
     Based on our audited financial results for the year ended December 31, 2010, we achieved 101.4% of the target amount for the Growth in Average Deposits and Other Funding Sources goal and 18.7% of the target amount for the Return on Average Equity goal. Because we did not achieve the threshold level for Return on Average Equity in 2010, no cash incentive bonus payments were made to the Named Executive Officers based on the Overall BancorpSouth Performance Criteria.
System-wide Community Bank Performance Criteria

Performance Goal	Target Amount	2010 Performance	% of Target Achieved	Weighting Factor
Pre-Tax Net Income	$258,157,874	$228,215,384	88.4%	47%
Loan Growth	9,033,245,887	8,778,402,542	97.2	10
Deposit Growth	11,053,954,090	11,592,287,306	104.9	10
Non-interest Income	82,066,914	87,166,874	106.2	10
Loan Quality Rating	<2.50%	4.89%	N/A	17	(1)
Customer Satisfaction	Qualitative	Achieved	100.0	6	(2)

(1)	The Loan Quality Rating performance goal served as an automatic disqualifier for the Pre-Tax Net Income, Loan Growth, Deposit Growth and Non-interest Income performance goals. If the target Loan Quality Rating was not met, then Mr. Lewis would not be eligible to receive a cash incentive bonus with respect to all of the other performance goals in the System-wide Community Bank Performance Criteria, except for the Customer Satisfaction performance goal.

(2)	Achievement of the Customer Satisfaction performance goal was contingent upon BancorpSouth meeting 90% of its budget for 2010.
     The System-wide Community Bank Performance Criteria applied only to Mr. Lewis and was the basis for 25% of his annual incentive compensation award opportunity. The award determination was based on the aggregation of performance achieved with respect to several elements, consisting of our community bank financial budget for each performance measure.

     Because we failed to achieve the Loan Quality Rating performance goal, no cash incentive bonus payments were made to Mr. Lewis with respect to the Pre-Tax Net Income, Loan Growth, Deposit Growth and Non-interest Income performance goals. Because we did not meet 90% of our budget in 2010, no cash incentive bonus payments were made to Mr. Lewis with respect to the Customer Satisfaction performance goal.
     The Net Charge-Offs Criteria applied only to Mr. Cowsert and was the basis for 25% of his annual incentive compensation award opportunity. The award determination was based on our performance with regard to net loans and leases charged off as a percentage of average loans and leases for the year ended December 31, 2010, and the threshold performance goal was 0.704% of average loans and leases. Because we did not meet the threshold performance goal, no cash incentive bonus payments were made to Mr. Cowsert based on the Net Charge-Offs Criteria.
     Based on our performance in 2010 with respect to each of the performance criteria, no cash incentive bonus payments were made to the Named Executive Officers in 2011.
     Long-Term Incentive Compensation. Long-term incentive compensation is another important part of our executive compensation program and provides equity-based awards to align the interests of our executives with those of our shareholders. The Executive Compensation and Stock Incentive Committee’s current approach is to provide long-term incentive compensation to Named Executive Officers through grants of stock options and performance shares. Under the relevant shareholder-approved plans — the 1994 Stock Incentive Plan and the Executive Performance Incentive Plan — the committee can grant non-qualified stock options, incentive stock options, performance shares, restricted stock and restricted stock units. We believe that the level of long-term incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position. The Executive Compensation and Stock Incentive Committee considers long-term incentive compensation for executive officers at comparable financial and bank holding companies within the context of the competitive market data described above in the section entitled “— Compensation Process.” In 2010, the committee attempted to set the long-term incentive compensation for our Chief Executive Officer and our President and Chief Operating Officer at levels that were near the 50th percentile for comparable positions at comparable financial and bank holding companies.
     The Executive Compensation and Stock Incentive Committee has the ability to use different types of long-term incentive awards for achieving our compensation objectives. For example, the committee may grant:
•	Stock options to focus on stock price appreciation;

•	Restricted stock and restricted stock units as an incentive for continued service or to emphasize both our overall performance and executive retention; and

•	Performance shares as an incentive to improve our overall long-term performance.
     We generally grant stock options and performance shares to provide performance-based long-term incentive compensation because the value to the recipient is dependent upon appreciation in our stock price and is driven by our overall performance. We anticipate that our pattern of equity grants will be to continue granting stock options late in the fourth quarter of each year and performance share awards early in the year (as soon as prior year results can be incorporated into the goal-setting process).
     Performance shares are long-term incentive awards denominated in shares of our common stock. The value of earned performance shares is determined by the market value of our common stock. The number of shares earned is based on the achievement of goals that reflect our overall financial and operating performance as determined by the Executive Compensation and Stock Incentive Committee. The performance measures for the awards granted in 2010 were based on our cumulative earnings per share and average deposits and other funding sources over a two-year period. The award cycle for performance shares is three years and is comprised of a two-year performance period followed by a one-year retention period. The “performance period” is set at two years to reflect a realistic time period for setting credible performance goals in the current environment for the financial services industry and the “retention period” is set at one year to enhance the retentive power of the performance share awards (three years overall) and so that the impact of stock price performance reflects a longer period. With respect to the performance shares granted since 2009, the Executive Compensation and Stock Incentive Committee added a “circuit-breaker” feature (cumulative earnings per share over two years based on 70% of budget) that must be satisfied before performance shares are eligible to be earned for the performance period. Once the “circuit-breaker” is satisfied, awards will be generated if threshold performance is achieved with respect to at least one of the two performance measures. The award cycle for long-term incentive compensation is configured so that a new three-year award cycle will begin every year that performance shares are granted.
     The performance shares granted in 2009 were subject to the achievement of the following performance goals for the 2009 through 2010 performance period:

Performance Goal	Threshold Amount	Target Amount	Maximum Amount	Actual Performance
Cumulative EPS	$2.24	$2.80	$3.08	$1.26
Average Deposits and Other Funding Sources	$9,874,000,000	$12,343,000,000	$13,577,000,000	$11,851,000,000
     Our actual performance for these performance goals was based on our audited financial results for the year ended December 31, 2010. With respect to the performance shares that were granted in 2009, the 2009 through 2010 performance period is complete and, because the “circuit-breaker” was not satisfied, the plan was not activated, and none of the performance shares granted in 2009 were earned.
     Performance shares were granted in 2010, subject to the achievement of the following performance goals for the 2010 through 2011 performance period:

Performance Goal	Threshold Amount	Target Amount	Maximum Amount
Cumulative EPS	$2.18	$2.73	$3.00
Average Deposits and Other Funding Sources	$9,636,000,000	$12,045,000,000	$13,250,000,000
     In 2010, equity-based awards were limited to officers who were responsible for long-term investment, operating or policy decisions and to officers who were instrumental in implementing those decisions. In determining the total number of performance shares to be granted, the Executive Compensation and Stock Incentive Committee considered the number of available shares under our 1994 Stock Incentive Plan but had no fixed formula for determining the total number of shares to be granted. In selecting the award recipients and determining the level of equity grants made in 2010, the committee considered a combination of (i) market competitive data, (ii) the present scope of responsibility of each officer, (iii) the degree to which the business units influenced by each officer contributed to our profits, (iii) the degree to which asset quality and other risk decisions were influenced by each officer’s direction, (iv) the number of awards currently held by each officer, and (v) the long-term management potential of each officer. No single factor was weighed more heavily than any other factor in determining the amount of equity grants. Equity-based awards for 2010 were as follows:
•	60% of the long-term incentive award opportunity was granted as performance shares with an award cycle that encompasses 2010, 2011 and 2012 with the following performance and retention periods:
•	The “performance period” for this award cycle is 2010 through 2011, with performance measured against goals set by the Executive Compensation and Stock Incentive Committee in the first quarter of 2010 with respect to our two-year cumulative earnings per share and two-year average deposits and other funding sources;

•	This award cycle incorporates a “circuit-breaker” feature (cumulative earnings per share over two years based on 70% of budget) that must be satisfied before any awards can be earned. Awards may be earned only if the “circuit-breaker” performance measure is achieved and threshold performance is achieved with respect to at least one performance measure; and

•	The “retention period” for this award cycle is the year 2012, with performance shares earned over the 2010 through 2011 “performance period” being paid out in early 2013 only to participants who continued their service through the end of the “retention period.”
•	The remaining 40% of the long-term incentive award opportunity was granted as stock options with the following terms:
•	Stock options vest ratably on the basis of continued employment over the three-year period following the date of grant;

•	The exercise price is equal to the closing price of our common stock on the date of grant; and

•	The maximum term of the stock option is seven years.
     Executive Benefits. We provide our executive officers with benefits in amounts that we believe are reasonable, competitive and consistent with our executive compensation program. We believe that such benefits help us to attract and retain executive officers of the caliber we believe necessary to remain competitive. We offer group life, disability, medical, dental and vision insurance to all our employees. We also maintain a Retirement Plan, which is discussed in detail below in the section entitled “EXECUTIVE COMPENSATION — Pension Benefits — Retirement Plan.” In addition, we maintain bank-owned life insurance that can be used for funding supplemental benefits to certain executive officers.
     Perquisites. We provide our executive officers with perquisites in amounts that we believe help us attract and retain highly-qualified leaders. For certain executives, including the Named Executive Officers, we provide a company automobile and pay for country club dues and the cost of an annual physical examination.
     In addition, we own and operate corporate aircraft to facilitate the business travel of our executive officers consistent with the best use of their time. The Named Executive Officers other than Messrs. Patterson and Kelley are not generally entitled to use our aircraft for personal travel.
Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Executive Compensation and Stock Incentive Committee has carefully considered the impact of Section 162(m) and its limits on deductibility, and intends that certain of our compensation plans qualify for an exception to the limitations of Section 162(m) so that we may fully deduct compensation paid under these plans. The Executive Performance Incentive Plan is considered “performance-based” for this purpose, as are certain awards under the 1994 Stock Incentive Plan.
     A portion of the compensation that is payable under certain of our other executive compensation arrangements may exceed the Section 162(m) limitation and, therefore, may not be deductible by us. In adopting these executive compensation arrangements, the Executive Compensation and Stock Incentive Committee determined that the benefits of these arrangements to us and our shareholders outweighed the inability to deduct a portion of the compensation for federal income tax purposes.
Employment Contracts and Change in Control Arrangements
     We have no written employment agreements with any of the Named Executive Officers.
     We have entered into a Change in Control Agreement with each of the Named Executive Officers that provides certain benefits in the event that we experience a change in control and we terminate the executive’s employment “without cause” (“cause” is generally defined as conviction of certain crimes, commission of certain acts of dishonesty or intentional neglect of or material inattention to duties) or the executive resigns “for cause” (i.e., a material adverse alteration in the executive’s position, a reduction in compensation or a material breach by us of our employment policies) within 24 months after the change in control. In general, the amount payable to Messrs. Patterson and Kelley under the agreements is 300% of the amount of annual base compensation and the highest annual bonus that the executive would otherwise be entitled to receive in the year that the change in control occurs, and the amount payable to Messrs. Cowsert, Lewis and Prater is 200% of such annual base compensation and annual bonus. Each agreement includes a “double trigger” (i.e., requiring both a change in control and termination of the executive’s employment for the executive to receive payment) so that the Named Executive Officer will only receive additional benefits if a change in control also has an adverse impact on him and the surviving entity is not required to provide such benefits if it desires to maintain the services of the executive. For more information about the Change in Control Agreements with the Named Executive Officers, see the section below entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”

     All equity incentives granted under our stock incentive plans, including those granted to the Named Executive Officers, become vested and/or exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan, if we experience a change in control, all participants will receive the maximum amount payable under the incentive bonus. This bonus will be paid as soon as practicable following the change in control. No tax gross-ups for bonuses are provided under the Executive Performance Incentive Plan.
Retirement Benefits
     We maintain certain compensatory arrangements as part of our retirement program that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include our 401(k) Plan, a traditional defined benefit retirement plan referred to as our Retirement Plan, a traditional supplemental defined benefit plan referred to as our Restoration Plan, a supplemental defined benefit plan referred to as our Supplemental Executive Retirement Plan and a contributory deferred compensation arrangement referred to as our Deferred Compensation Plan. The purpose of this retirement program is to provide competitive retirement benefits that enable us to attract and retain talented leaders who will exert considerable influence on our direction and success. Because Mr. Prater was hired after January 1, 2006, he does not participate in the Retirement Plan or the Restoration Plan.
     All Named Executive Officers are eligible to participate in our 401(k) Plan, pursuant to which each executive could contribute up to a maximum of $22,000 for 2010 ($16,500 limit for all employees plus $5,500 maximum “catch-up” for each employee over the age of 50). We provide a matching contribution for the first five percent of base salary contributed in the plan, up to a maximum of $12,250 per year.
     We maintain the Retirement Plan, a tax-qualified, non-contributory, defined benefit retirement plan, for certain of our employees and those of our subsidiaries who have reached the age of 21 and have completed one year of service. Benefits under the Retirement Plan are based primarily on final average compensation and length of service. For 2010, the maximum annual benefit allowable under the Internal Revenue Code with respect to the Retirement Plan was $195,000 and the maximum amount of allowable annual compensation considered was $245,000.
     We have also adopted the Restoration Plan, a non-qualified, non-contributory, unfunded defined benefit pension plan for certain officers. Benefits under the Restoration Plan are based primarily on length of service and final average compensation, but only to the extent that compensation and annual benefit accruals exceed the limits under the Internal Revenue Code and, therefore, are not included in the Retirement Plan.
     We also maintain the Supplemental Executive Retirement Plan, a non-qualified, non-contributory, unfunded defined benefit pension arrangement, for selected key employees in the form of a deferred compensation agreement. Benefits under the Supplemental Executive Retirement Plan are based primarily on final average compensation. This arrangement supplements the benefits under the Retirement Plan and the Restoration Plan.
     We also maintain the Deferred Compensation Plan to allow certain members of senior management to defer a portion of their cash compensation. Amounts that are deferred are credited with a market interest rate and are paid out upon retirement or termination of employment.
     Employees hired on or after January 1, 2006 do not receive any benefit from the Retirement Plan or the Restoration Plan, but do receive an automatic contribution to the 401(k) Plan equal to 2% of their respective salaries. This additional 2% contribution is not dependent on employee deferrals to the 401(k) Plan. This strategy lowers the volatility of our Retirement Plan costs, shifts ownership and responsibility to our employees and enables us to direct our compensation towards non-retirement programs that are more individualized and based on pay-for-performance.
     Each of the Named Executive Officers other than Mr. Prater is eligible for normal or early retirement pursuant to the 401(k) Plan, the Retirement Plan, the Restoration Plan, the Supplemental Executive Retirement Plan and the Deferred Compensation Plan. Mr. Prater is eligible for normal or early retirement pursuant to the 401(k) Plan, the Supplemental Executive Retirement Plan and the Deferred Compensation Plan. The amounts each Named Executive Officer would have received if he had retired on December 31, 2010 are provided below in the section entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”

Risk Management Considerations
     The Executive Compensation and Stock Incentive Committee reviews the risks and rewards associated with our compensation programs. The committee designs our compensation program with features that mitigate risk without diminishing the incentive nature of the compensation. The committee believes that our compensation program encourages and rewards prudent business judgment and appropriate risk-taking over the long term. The committee takes risk management seriously and conducted an in-depth review of our compensation program during 2010 to identify and remediate any risk-taking incentives that might exist. The results of a Compensation Risk Assessment conducted in December 2010 by Frederic W. Cook & Co. indicated that our incentive plans are well-aligned with sound compensation design principles and that from a compensation risk perspective there are no significant risk areas in our compensation program.
     Together, the features of our executive compensation program are intended to:
•	Ensure that our compensation opportunities do not encourage excessive risk taking; and

•	Focus our executive officers on managing BancorpSouth towards creating long-term, sustainable value for our shareholders.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth certain information concerning compensation paid or accrued by us and our subsidiaries for the last three years with respect to our “Named Executive Officers” — the Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2010 and whose total compensation for 2010 exceeded $100,000:

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary(1)	Bonus	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
Aubrey B. Patterson	2010	$803,088	$—	$662,800	$378,250	$—	$884,489	$35,481	$2,764,108
Chairman and	2009	783,500	—	1,419,533 (7)	629,606	681,645	969,109	29,378	4,512,771
Chief Executive Officer	2008	783,500	—	568,264	610,130	—	— (8)	28,079	1,989,973
William L. Prater(9)	2010	$281,875	$—	$62,280	$60,866	$—	$68,155	$26,555	$499,731
Treasurer and Chief	2009	275,000	—	23,990	67,500	107,663	40,768	13,188	528,109
Financial Officer
James V. Kelley	2010	$512,500	$—	$282,336	$172,418	$—	$333,113	$29,263	$1,329,630
President and Chief	2009	500,000	—	203,252	286,720	326,250	369,633	42,023	1,727,878
Operating Officer	2008	500,000	—	307,904	317,645	—	139,423	30,200	1,295,172
W. Gregg Cowsert(10)	2010	$333,125	$—	$124,560	$—	$—	$237,855	$22,356	$717,896
Executive Vice President	2008	325,000	—	38,035	94,422	—	141,773	18,801	618,031
Gordon R. Lewis	2010	$333,125	$—	$124,560	$101,477	$—	$257,510	$23,537	$840,209
Executive Vice President	2009	325,000	—	74,970	135,000	108,753	217,944	22,516	884,183
	2008	325,000	—	32,602	94,350	63,741	94,398	17,779	627,870

(1)	The amounts shown for 2010 include the following amounts of deferred compensation in accordance with the Deferred Compensation Plan:

Deferred
Name	Compensation
Aubrey B. Patterson	$16,500
William L. Prater	—
James V. Kelley	—
W. Gregg Cowsert	—
Gordon R. Lewis	66,141

(2)	The amounts shown reflect the aggregate grant date fair value for performance shares granted under the 1994 Stock Incentive Plan, assuming that target performance goals are attained during the 2010 through 2011 “performance period” and service continues through the 2012 “retention period.” For the 2008 through 2009 and the 2009 through 2010 “performance periods,” the performance goals were not attained and, therefore, none of the awards granted in 2008 or 2009 were earned.

With respect to the performance shares granted in 2010, assuming that the maximum performance goals are attained during the 2010 through 2011 “performance period” and service continues through the 2012 “retention period,” the aggregate grant date fair value of these shares would have been:

Name	Stock Awards
Aubrey B. Patterson	$1,245,600
William L. Prater	124,560
James V. Kelley	564,672
W. Gregg Cowsert	249,120
Gordon R. Lewis	249,120

(3)	The amounts shown reflect the aggregate grant date fair value for option awards granted under the 1994 Stock Incentive Plan.

(4)	The amounts shown reflect cash awards earned during the indicated years under the Executive Performance Incentive Plan for Messrs. Patterson and Kelley and cash awards earned during the indicated years under the Home Office Incentive Plan for Messrs. Cowsert, Lewis and Prater.

(5)	The key assumptions used to determine the pension values are described below in the section entitled “— Pension Benefits — Assumptions Used to Calculate Pension Values.” Because the interest rate (3.30%) on deferred compensation does not exceed 120% of the applicable federal long-term rate, no earnings on nonqualified deferred compensation are included.

(6)	Details of the amounts reported as All Other Compensation for 2010 are as follows:

	401(k)	Corporate	Company	Country Club	Physical
Name	Contribution	Aircraft Use*	Automobile	Dues	Exam
Aubrey B. Patterson	$12,250	$6,027	$10,225	$6,979	$—
William L. Prater	12,250	—	6,723	4,778	2,804
James V. Kelley	12,250	—	11,119	5,394	500
W. Gregg Cowsert	12,250	—	4,012	5,394	700
Gordon R. Lewis	12,250	—	7,742	3,045	500

*	We report use of corporate aircraft by the Named Executive Officers as a perquisite or other personal benefit only if it is not “integrally and directly related” to the performance of the executive’s duties. While we maintain aircraft, the Named Executive Officers other than Messrs. Patterson and Kelley are not generally entitled to use our aircraft for personal travel. SEC rules require us to report any such use as compensation in an amount equal to our aggregate incremental cost. The amount reported for Mr. Patterson relates to a separate flight that was not integrally and directly related to his duties. We estimate our aggregate incremental cost to be equal to the average operating cost per hour for the year (which includes items such as fuel, maintenance, landing fees, additional crew expenses and other expenses incurred based on the number of hours flown per year) multiplied by the number of hours for each flight.

(7)	The amount shown includes the aggregate grant date fair value of 49,203 shares of restricted stock granted under the 1994 Stock Incentive Plan.

(8)	The net change in pension value was ($149,599) from 2007 to 2008, which was comprised of a change in Mr. Patterson’s Retirement Plan value of $145,762, a change in his Restoration Plan value of ($427,562) and a change in his Supplemental Executive Retirement Plan value of $132,201. Because the net change was negative, however, such amount is not reported in the table.

(9)	Mr. Prater was appointed Treasurer and Chief Financial Officer effective June 30, 2009. Because Mr. Prater was not a Named Executive Officer with respect to 2008, information is only provided for 2009 and 2010.

(10)	Because Mr. Cowsert was not a Named Executive Officer with respect to 2009, information is only provided for 2008 and 2010.
     Change in Pension Value and Nonqualified Deferred Compensation Earnings. The change in each executive’s pension value in the Summary Compensation Table is the change in our obligation to provide pension benefits (at a future retirement date) from the beginning of the fiscal year to the end of the fiscal year. The obligation is the value of a benefit, as of December 31 of each respective year, that will be paid at the officer’s normal retirement date (age 65), based on the benefit formula and the executive’s current pay and service. In the case of Mr. Patterson, the Summary Compensation Table reflects the value of his postponed retirement benefit because he is older than his normal retirement age.
     Change in pension values may be a result of various sources such as:
•	Service accruals. As the executive earns an additional year of service, the present value of the liability increases because the officer has earned one year more service than he had at the prior measurement date.

•	Compensation increases/decreases since prior year. As the executive’s compensation increases, the present value of the liability increases because the officer’s average compensation under each plan has increased since the prior measurement date. If the executive’s compensation decreases, however, average compensation under each plan normally will not decrease as a result of the definition of average compensation.

•	Aging. The change in pension amounts shown in the Summary Compensation Table are present values of retirement benefits that will be paid in the future. Generally, as an executive who is under age 65 approaches retirement, the present value of the liability increases for each year that the executive is nearer to retirement.

•	Changes in assumptions since prior year. The change in benefit shown in the Summary Compensation Table is the present value of the increase in pension benefits during the applicable year. A discount rate and mortality table are used to calculate this value. The discount rates used under the Retirement Plan, the Restoration Plan and the Supplemental Executive Retirement Plan all decreased since the prior year, which caused an increase in the present value of the benefit as of December 31, 2010. The mortality table was updated since the prior year to reflect mortality improvements.
     The pension benefits and assumptions used to calculate these values are described in more detail in the section below entitled “— Pension Benefits.”
Grants of Plan-Based Awards
     The following table sets forth certain information regarding plan-based awards granted to the Named Executive Officers during 2010:

								All
								Other
								Stock	All Other
								Awards:	Option
								Number	Awards:	Exercise	Grant Date
								of	Number of	or Base	Fair Value
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares	Securities	Price of	of Stock and
	Grant	Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Threshold(3)	Target	Maximum	or Units	Options	Awards	Awards(4)
Aubrey B. Patterson	—	$265,019	$803,088	$1,606,176	—	—	—	—	—	$—	$—
	03/24/10	—	—	—	3,780	30,000	60,000	—	—	—	622,800
	12/01/10	—	—	—	—	—	—	—	93,186	13.25	378,335
William L. Prater	—	$41,859	$126,844	$253,688	—	—	—	—	—	$—	$—
	03/24/10	—	—	—	378	3,000	6,000	—	—	—	62,280
	12/01/10	—	—	—	—	—	—	—	15,000	13.25	60,900
James V. Kelley	—	$126,844	$384,375	$768,750	—	—	—	—	—	$—	$—
	03/24/10	—	—	—	1,714	13,600	27,200	—	—	—	282,336
	12/01/10	—	—	—	—	—	—	—	42,477	13.25	172,457
W. Gregg Cowsert	—	$54,966	$166,562	$333,124	—	—	—	—	—	$—	$—
	03/24/10	—	—	—	756	6,000	12,000	—	—	—	124,560
Gordon R. Lewis	—	$54,966	$166,562	$333,124	—	—	—	—	—	$—	$—
	03/24/10	—	—	—	756	6,000	12,000	—	—	—	124,560
	12/01/10	—	—	—	—	—	—	—	25,000	13.25	101,500

(1)	The estimated payouts shown reflect cash bonus awards granted under the Executive Performance Incentive Plan for Messrs. Patterson and Kelley and cash bonus awards granted under the Home Office Incentive Plan for Messrs. Prater, Cowsert and Lewis, where receipt is contingent upon the achievement of certain performance goals. The threshold amount is equal to 33% of the target amount and the maximum amount is equal to 200% of the target amount. For more information about the awards, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Annual Incentive Compensation.”

(2)	Reflects the number of performance shares granted under our 1994 Stock Incentive Plan that will be vested on January 1, 2013 upon the achievement of certain performance goals and continued service. For more information about the awards, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Long-Term Incentive Compensation.”

(3)	The amounts shown assume that the “circuit-breaker” feature (i.e., cumulative earnings per share over two years based on 70% of budget) is satisfied and threshold performance is achieved with respect to both of the performance measures (i.e., two-year cumulative earnings per share and two-year average deposits and other funding sources). For more information, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Long-Term Incentive Compensation.”

(4)	With respect to performance shares granted under our 1994 Stock Incentive Plan, the amounts shown include the aggregate grant date fair value of such shares, assuming that target performance goals are attained during the 2010 through 2011 “performance period” and service continues through the 2012 “retention period.” For additional information, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Long-Term Incentive Compensation.”

Outstanding Equity Awards at 2010 Fiscal Year-End
     The following table provides certain information with respect to the Named Executive Officers regarding outstanding equity awards as of December 31, 2010:

	Option Awards						Stock Awards
										Equity
				Equity						Incentive Plan
				Incentive				Market	Equity Incentive	Awards:
				Plan Awards:			Number	Value of	Plan Awards:	Market or
				Number of			of Shares	Shares or	Number of	Payout Value
				Securities			or Units	Units of	Unearned	of Unearned
	Number of Securities			Underlying			of Stock	Stock Held	Shares, Units or	Shares, Units
	Underlying Unexercised			Unexercised	Option	Option	That	that Have	Other Rights	or Other Rights
	Options(1)			Unearned	Exercise	Expiration	Have Not	Not	That Have Not	That Have Not
Name	(Exercisable)	(Unexercisable)		Options	Price	Date	Vested	Vested(2)	Vested	Vested(2)
Aubrey B. Patterson	75,000	—		—	$15.50	10/31/2011	—	$—	—	$—
	75,000	—		—	23.51	10/31/2013	—	—	—	—
	80,000	—		—	23.19	11/30/2015	—	—	—	—
	74,000	—		—	24.78	10/31/2013	—	—	—	—
	93,200	___		—	22.97	10/31/2014	—	—	—	—
	64,666	32,334	(3)	—	24.27	10/31/2015	—	—	—	—
	31,062	62,124	(4)	—	22.39	11/01/2016	—	—	—	—
	—	93,186	(5)	—	13.25	11/30/2017	—	—	3,780 (6)	60,291
	—	—		—	—	—	32,802 (7)	523,192	—	—
William L. Prater	3,200	1,600	(3)	—	24.27	10/31/2015	—	—	—	—
	3,333	6,667	(4)	—	22.39	10/31/2016	—	—	—	—
	—	15,000	(5)	—	13.25	11/30/2017	—	—	378 (6)	6,029
James V. Kelley	30,000	—		—	15.50	10/31/2011	—	—	—	—
	30,000	—		—	19.18	10/31/2012	—	—	—	—
	32,000	—		—	23.51	10/31/2013	—	—	—	—
	32,000	—		—	24.03	10/31/2014	—	—	—	—
	35,000	—		—	23.19	11/30/2015	—	—	—	—
	33,000	—		—	24.78	10/31/2013	—	—	—	—
	50,500	—		—	22.97	10/31/2014	—	—	—	—
	33,666	16,834	(3)	—	24.27	10/31/2015	—	—	—	—
	14,159	28,318	(4)	—	22.39	11/01/2016	—	—	—	—
	—	42,477	(5)	—	13.25	11/30/2017	—	—	1,714 (6)	27,338
W. Gregg Cowsert	14,000	—		—	23.19	11/30/2015	—	—	—	—
	5,600	—		—	24.78	10/31/2013	—	—	—	—
	5,600	—		—	22.97	10/31/2014	—	—	—	—
	10,000	5,000	(3)	—	24.27	10/31/2015	—	—	—	—
	6,666	13,334	(4)	—	22.39	11/01/2016	—	—	756 (6)	12,058
Gordon R. Lewis	6,000	—		—	23.51	10/31/2013	—	—	—	—
	6,000	—		—	24.03	10/31/2014	—	—	—	—
	6,000	—		—	23.19	11/30/2015	—	—	—	—
	2,400	—		—	24.78	10/31/2013	—	—	—	—
	4,800	—		—	22.97	10/31/2014	—	—	—	—
	10,000	5,000	(3)	—	24.27	10/31/2015	—	—	—	—
	6,666	13,334	(4)	—	22.39	11/01/2016	—	—	—	—
	—	25,000	(5)	—	13.25	11/30/2017	—	—	756 (6)	12,058

(1)	The amounts shown reflect option awards granted under the 1994 Stock Incentive Plan.

(2)	Based upon the closing sale price of our common stock of $15.95 per share, as reported on the New York Stock Exchange on December 31, 2010.

(3)	These options become exercisable on November 1, 2011.

(4)	One-half of these options becomes exercisable on each of November 2, 2011 and November 2, 2012.

(5)	One-third of these options becomes exercisable on each of December 1, 2011, December 1, 2012 and December 1, 2013.

(6)	Reflects the threshold award under a grant of performance shares made on March 24, 2010 under the 1994 Stock Incentive Plan that will be awarded on January 1, 2013 upon the achievement of certain performance goals and continued service. For more information about the awards, see “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Long-Term Incentive Compensation.”

(7)	One-half of this restricted stock granted on July 22, 2009 vests on each of December 31, 2011 and December 31, 2012.

Option Exercises and Stock Vested
     The following table shows the amounts received by the Named Executive Officers upon the exercise of options or the vesting of restricted stock during 2010:

	Option Awards		Stock Awards
	Number of Shares	Value Realized Upon	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting(1)
Aubrey B. Patterson	—	$—	16,401	$261,596
William L. Prater	—	—	—	—
James V. Kelley	—	—	—	—
W. Gregg Cowsert	—	—	—	—
Gordon R. Lewis	—	—	—	—

(1)	Based upon the closing sale price of our common stock of $15.95 per share, as reported on the New York Stock Exchange on December 31, 2010.
Pension Benefits
     The following table provides information regarding the present value of the accumulated benefit to each of the Named Executive Officers based on the number of years of credited service under our defined benefit retirement programs as of December 31, 2010:

		Number of
		Years		Present Value of	Payments
		Credited		Accumulated	During Last
Name	Plan Name	Service		Benefit	Fiscal Year
Aubrey B. Patterson	Retirement Plan	38		$1,160,283	$—
	Restoration Plan	38		6,434,274	—
	Supplemental Executive Retirement Plan	N/A		1,743,466	—
William L. Prater	Supplemental Executive Retirement Plan	N/A		201,959	—
James V. Kelley	Retirement Plan	10	(1)	685,209	—
	Restoration Plan	10	(1)	668,661	—
	Supplemental Executive Retirement Plan	N/A		852,229	—
W. Gregg Cowsert	Retirement Plan	21		584,822	—
	Restoration Plan	21		689,669	—
	Supplemental Executive Retirement Plan	N/A		572,430	—
Gordon R. Lewis	Retirement Plan	10	(2)	294,872	—
	Restoration Plan	10	(2)	207,386	—
	Supplemental Executive Retirement Plan	N/A		481,277	—

(1)	At December 31, 2010, Mr. Kelley had 16 years of past credited service and an earned and accrued annual retirement benefit of $43,118 payable as a ten-year certain single life annuity under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000 and is maintained by us.

(2)	At December 31, 2010, Mr. Lewis had three years of past credited service and an earned and accrued annual retirement benefit of $5,308 payable as a ten-year certain single life annuity under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000 and is maintained by us.
     Retirement Plan. We maintain a tax-qualified, non-contributory, defined benefit retirement plan for our employees and those of our subsidiaries who have reached the age of 21, have completed one year of service and were hired prior to January 1, 2006. Employees hired on or after January 1, 2006 are eligible for a special profit sharing contribution to their account in the 401(k) Plan but are not eligible to participate in the Retirement Plan. The key provisions of the Retirement Plan are as follows:
•	Monthly benefit. Participants with a vested benefit will be eligible to receive retirement benefits, calculated using the following formula, each month for the rest of their lives beginning on their normal retirement date (i.e., the date they reach age 65):
•	0.65% of the average compensation times years of service up to 35 years; plus

•	0.65% of the average compensation in excess of “covered compensation” (average of the social security wage base) times years of service up to 35 years.

Additional provisions may apply for participants who worked for a company that was acquired by us. Benefits are limited to the annual benefit limit set forth in Internal Revenue Code Section 415, which was $195,000 per year in 2010.
•	Average compensation. Average compensation is the average of eligible pay earned over the period of five consecutive years that produces the highest average. This amount is subject to the annual compensation limit in Internal Revenue Code Section 401(a)(17), which was $245,000 in 2010.

•	Integration with Social Security (covered compensation). As permitted by the Internal Revenue Code, the Retirement Plan formula provides higher benefit accruals for participants earning in excess of covered compensation (a 35-year average of the taxable wage base) so that their total retirement income (including Social Security benefits) as a percentage of compensation will be comparable to that of other employees.

•	Vesting. Participants become vested after reaching five years of service.

•	Early retirement benefits. Participants may elect to retire prior to their normal retirement date. If they are at least age 55 and have at least ten years of service, then they may receive benefits early. In such cases, the monthly benefit will be calculated using the benefit formula described above, reduced by the sum of 6.67% times the number of years (up to five) that the participant elects to retire prior to the normal retirement date, plus 3.33% times the number of years (up to five) that the participant elects to retire prior to age 60.

•	Death benefits. The participant’s spouse will receive a monthly retirement income payable for life which is equal to the greater of (1) an amount equal to 50% of the amount the participant would have received if he or she had survived and elected the qualified joint and 50% contingent option payable at the earliest date allowed under the plan or (2) an amount that can be provided by the present value of the participant’s accrued benefit as of the participant’s date of death.

•	Disability benefits. If the participant remains totally and permanently disabled prior to normal retirement date, the participant will receive an amount equal to the accrued benefit the participant would have earned if he or she had continued in employment until his or her normal retirement date. The benefit is payable at normal retirement date.

•	Special note on lump sum payments. The Retirement Plan has limited the lump sum value of benefits accrued after December 31, 2003 to $20,000. If the lump sum value of the portion of the participant’s benefit that has accrued since December 31, 2003 exceeds $20,000, the participant will not be eligible to receive a single lump sum payment equal to the value of all of his or her retirement benefits. Instead, the participant will be eligible to receive a single lump sum payment equal to the value of all of his or her retirement benefits that accrued up to December 31, 2003. Then, the portion of the participant’s benefit that has accrued since December 31, 2003 will be available as a residual annuity payment in addition to the lump sum payment option.
     Restoration Plan. This plan provides a supplement to our pension plan for amounts that exceed the statutory limits on qualified plans under the Internal Revenue Code. As a result, the officers who participate in this plan will have a similar total retirement income as a percentage of total compensation as our other employees. This plan applies to compensation earned in excess of the limitation of Section 401(a)(17) of the Internal Revenue Code (i.e., $245,000 in 2010). It also provides benefits that would otherwise be reduced by the annual limitation on annuity payments under Section 415 of the Internal Revenue Code (i.e., $195,000 in 2010). Benefits are calculated by applying the same benefit formula that applies under the Retirement Plan to the average compensation earned by the participant in excess of these limits. For this purpose, average compensation is the same as defined in the Retirement Plan but excludes commissions and includes compensation that is deferred under the Deferred Compensation Plan. Benefits are forfeited if the participant has not earned five years of vesting service under our pension plan, is terminated for cause or violates certain noncompete or confidentiality covenants. Benefits are paid out of our general assets and are not dependent on investment returns or interest earned. Benefits are paid in the form of an annuity at the later of age 55 or separation from service. Employees hired on or after January 1, 2006 are not eligible to participate in the Restoration Plan.

     In general, the provisions for the Restoration Plan are identical to the provisions of the Retirement Plan, except the benefits are calculated without regard to the limits set by the Internal Revenue Code in connection with compensation and benefits. The net benefit payable under the plan is the difference between this gross benefit and the benefit payable by the Retirement Plan.
     Supplemental Executive Retirement Plan. We sponsor a non-qualified, non-contributory, unfunded defined benefit pension arrangement for select key employees. Benefits are paid out of our general assets and are not impacted by investment returns or interest earned. The key provisions of the Supplemental Executive Retirement Plan are as follows:
•	Monthly benefit. Eligible participants will receive 15% of average compensation, payable on the date of the participant’s retirement after age 65.

•	Average compensation. Average compensation is the average of eligible pay earned over the period of 36 months beginning January 1, 2006 or later that produces the highest average. For those who retired before January 1, 2010, average compensation was based on a participant’s final 36 months of compensation. Earnings in this plan include compensation that is deferred under the Deferred Compensation Plan.

•	Eligibility. Participants are a select group of management or highly compensated employees who are designated by the Executive Compensation and Stock Incentive Committee to participate.

•	Early retirement benefits. Participants may elect to retire and commence payments as early as age 55. The monthly benefit is calculated in the same manner as the normal retirement benefit, but is reduced 5% for each year that the participant elects to retire prior to age 65.

•	Death, disability and change in control benefits. If a participant dies or becomes totally and permanently disabled prior to retirement, the participant’s designated beneficiary will receive the early retirement benefit described above, but such an amount will not be less than one-half of the normal retirement benefit (i.e., 7.5% of average monthly compensation). Upon termination of employment following a change in control, the participant will receive the full retirement benefit with no reduction for termination prior to age 65.

•	Form of benefit payment. All benefits will be paid in equal consecutive monthly installments over a period of ten years.

•	Forfeiture of benefits. Except in the event of death, disability or a change in control, benefits under the plan are forfeited by participants who terminate employment prior to age 55. Benefits are also forfeited if a participant violates noncompete or confidentiality covenants.
     Compounding Effect of Compensation Increases. The Executive Compensation and Stock Incentive Committee is aware that compensation increases for executive officers have the effect of enhancing benefits under its pension programs, particularly the Restoration Plan and the Supplemental Executive Retirement Plan. In general, these are defined benefit programs that are based on average compensation over three and five years. Salary and bonus increases tend to have only a modest compounding impact on total amounts received by executives. Towers Watson, in its capacity as benefits consultant and pension actuary, provides us with relevant information so that the committee is able to consider the compounding effect of compensation adjustments under these programs.
     Assumptions Used to Calculate Pension Values. Because the pension amounts shown in the Summary Compensation Table and the Pension Benefits Table are projections of future retirement benefits, numerous assumptions have been applied. In general, the assumptions should be the same as those used to calculate the pension liabilities in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, “Compensation — Retirement Benefits,” or FASB ASC Topic 715, on the measurement date, although SEC rules specify certain exceptions (as noted in the table below).
     The changes in the pension values shown in the Summary Compensation Table are determined as the change in the values during the fiscal year (including the impact of changing assumptions from the prior fiscal year). The accumulated pension values shown in the Pension Benefits Table are based on the assumptions applied as of December 31, 2010.
     The following key assumptions are used to determine the pension values:

Assumption	Basis for Assumption	December 31, 2009	December 31, 2010
Discount rate	Under SEC rules, discount rate used to measure pension liabilities under FASB ASC Topic 715.	6.00% for the Retirement Plan; 5.85% for the Restoration Plan; 5.35% for the Supplemental Executive Retirement Plan	5.50% for the Retirement Plan; 5.15% for the Restoration Plan; 4.50% for the Supplemental Executive Plan
Rate of future salary increases	Under SEC rules, no salary projection.	0%	0%
Form of payment	Retirement Plan: normal form of payment.(1) Restoration Plan: normal form of payment.(2) Supplemental Executive Retirement Plan: normal form of payment.	Life annuity Specified by participant Ten-year certain annuity	Life annuity Specified by participant Ten-year certain annuity
Date of retirement	For Summary Compensation Table and Pension Benefits Table, use normal retirement age pursuant to SEC rules.
	For Potential Payments Upon Termination or Change-in-Control Tables, use the determination date.	Age 65(3) Immediate(4)	Age 65(3) Immediate(4)
Lump sum interest rate	For Summary Compensation Table and Pension Benefits Table, use same assumption to measure pension liabilities under FASB ASC Topic 715.
	For Potential Payments Upon Termination or Change-in-Control Tables, use interest rate defined by the plan for the upcoming plan year pursuant to §417(e) of Internal Revenue Code.	Assumed equal to the discount rate used for the Retirement Plan Rates as specified at the time of payment by the Treasury under §417(e) of Internal Revenue Code	Rates as specified at the time of payment by the Treasury under §417(e) of Internal Revenue Code
Post-retirement mortality	For Summary Compensation Table and Pension Benefits Table, use same assumption to measure pension liabilities under FASB ASC Topic 715.
	For Potential Payments Upon Termination or Change-in-Control Tables, use Mortality Table pursuant to §417(e) of Internal Revenue Code.	RP-2000 (male and female) projected to 2010 RP-2000 (50/50 Blend) projected to 2009	RP-2000 (50/50 Blend) projected to 2010 RP-2000 (50/50 Blend) projected to 2010

(1)	For the Retirement Plan, information in the Summary Compensation Table and the Pension Benefits Table assumes the normal form of payment is a life annuity. For these tables, it is assumed that 5% of participants elect the normal form for benefits accrued prior to January 1, 2004 and 95% elect a lump sum payment for benefits accrued prior to January 1, 2004. For benefits accrued after December 31, 2003, it is assumed that participants elect the normal form for benefits. Results in the Potential Payments Upon Termination or Change-in-Control Tables show the lump sum value of the participant’s accrued benefit as of December 31, 2003 plus an additional life annuity. For more information, see the subsection above entitled “— Retirement Plan — Special Note on Lump Sum Payments.”

(2)	For the Restoration Plan, certain participants were allowed to make an election as of December 31, 2008 to receive the benefits accrued prior to January 1, 2004 as a lump sum payment or as a life annuity. Messrs. Patterson and Kelley elected to receive life annuities, while Messrs. Cowsert and Lewis elected to receive lump sum payments. For benefits accrued after December 31, 2003, it is assumed that participants elect the normal form for benefits. In the event that a lump sum payment was elected, results in the Potential Payments Upon Termination or Change-in-Control Tables show the lump sum value of the participant’s accrued benefit as of December 31, 2003 plus an additional life annuity.

(3)	Mr. Patterson is older than his normal retirement age. His retirement benefit is instead calculated as of December 31, 2010.

(4)	For the Retirement Plan and the Restoration Plan, participants may retire immediately under the early retirement provisions of each plan if they have reached age 55 and earned at least ten years of vesting service. Participants who retire prior to age 65 and do not meet early retirement eligibility requirements may elect an immediate annuity that is actuarially equivalent to their accrued benefit. For the Supplemental Executive Retirement Plan, participants may retire immediately under the early retirement provisions of the plan if they have reached age 55. Participants who terminate employment prior to retirement eligibility will not be eligible for a benefit under the Supplemental Executive Retirement Plan.

Nonqualified Deferred Compensation
     The following table shows the activity during 2010 and the aggregate balance held by each of the Named Executive Officers at December 31, 2010 under the Deferred Compensation Plan:

				Aggregate	Aggregate Balance
	Executive	BancorpSouth	Aggregate	Withdrawals/	at December 31,
Name	Contributions	Contributions	Earnings(1)	Distributions	2010
Aubrey B. Patterson	$16,500	$—	$15,063	$—	$412,531
William L. Prater	—	—	—	—	—
James V. Kelley	—	—	—	—	—
W. Gregg Cowsert	—	—	—	—	—
Gordon R. Lewis	66,141	—	5,920	—	185,744

(1)	The amounts shown reflect interest earned with respect to deferred compensation during 2010. Because the interest rate on deferred compensation did not exceed 120% of the applicable federal long-term rate, these amounts are not reflected in the Summary Compensation Table.
     We maintain the Deferred Compensation Plan as a nonqualified contribution benefit arrangement for our executive officers. This plan permits eligible employees to elect to defer a portion of their compensation. We do not make a matching or other contribution under this plan. Each participant’s account is credited with interest effective June 30 and December 31 of each calendar year. Interest shall be credited at the rate equal to the yield on the most recently-issued U.S. Treasury note with an original maturity of ten years or the most recently-issued U.S. Treasury note with an original maturity of one year, whichever is greater, as quoted in The Wall Street Journal for the last business day of the calendar year. Participant accounts are distributed following retirement or separation from service in installment payments over ten years, unless the participant timely elects a different form of payment. Generally, payments cannot commence until six months following separation from service.
     This plan supplements our tax-qualified 401(k) Profit Sharing Plan and Trust (formerly known as our Amended and Restated Salary Deferral — Profit Sharing Employee Stock Ownership Plan), as the Internal Revenue Code limits the amounts that can be accrued in a qualified plan for highly paid executives. The Deferred Compensation Plan is subject to the rules under Section 409A of the Internal Revenue Code.
Potential Payments Upon Termination or Change-in-Control
     The following tables show the amounts that each Named Executive Officer would have received assuming that the Named Executive Officer resigned or retired, his employment was terminated, a change in control occurred or he died or became disabled effective December 31, 2010:
Mr. Patterson

			Involuntary	Termination
Executive Benefits and Payments upon			Termination	Related to Change		Death or
Termination	Retirement		without Cause	in Control		Disability
Base Salary	$—		$—	$2,409,264		$—
Non-Equity Incentive Plan Compensation	—	(2)	—	4,818,528	(3)	—	(4)
Options (unexercised)	—		—	251,602	(5)	—
Restricted Stock or Performance Shares (unvested)(6)	—		—	957,000		—
Insurance Benefits	—		—	45,902	(7)	—
Restoration Plan	609,018	(8)	609,018 (8)	609,018	(8)	590,244	(9)
Supplemental Executive Retirement Plan(10)	215,129		215,129	215,129		215,129
Accrued Vacation	66,919		66,919	66,919		66,919
Perquisites	—		—	53,112	(11)	—
Excise Tax Gross-up	—		—	3,065,061	(12)	—

Mr. Kelley

			Involuntary		Termination
Executive Benefits and Payments upon			Termination		Related to Change		Death or
Termination	Retirement		without Cause		in Control		Disability
Base Salary	$—		$—		$1,537,500	(1)	$—
Non-Equity Incentive Plan Compensation	—	(2)	—		2,306,250	(3)	—	(4)
Options (unexercised)	—		—		114,688	(5)	—
Restricted Stock or Performance Shares (unvested)(6)	—		—		433,840		—
Insurance Benefits	—		—		43,886	(7)	—
Restoration Plan	52,568	(13)	52,568	(13)	52,568	(13)	48,681	(14)
Supplemental Executive Retirement Plan(10)	98,858		98,858		123,572		98,858
Accrued Vacation	42,704		42,704		42,704		42,704
Perquisites	—		—		51,039	(11)	—
Excise Tax Gross-up	—		—		1,636,295	(12)	—

(1)	The amounts shown reflect a payment of 300% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.

(2)	No cash bonus amount would have been awarded under the Executive Performance Incentive Plan during 2010 because the appropriate performance goals were not attained.

(3)	The amounts shown reflect a payment of 300% of the highest annual bonus amount the executive would have been eligible to receive during 2010 if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Executive Performance Incentive Plan, participants would have also received the maximum incentive bonus payable if we had experienced a change in control.

(4)	No cash bonus amount would have been awarded under the Executive Performance Incentive Plan during 2010 because the appropriate performance goals were not attained.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $13.25 per share for options granted in 2010 and a market value of $15.95 based upon the closing sale price of our common stock as reported on the New York Stock Exchange on December 31, 2010. Options granted in 2008 and 2009 were assumed to be unexercised because the exercise price of such options exceeded the market value reported on December 31, 2010. The amounts shown would have been payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amounts shown reflect that, because of the achievement of the enumerated performance goals during 2010, the outstanding, unvested performance shares would have become vested in accordance with the 1994 Stock Incentive Plan.

(7)	The amounts shown reflect the premiums for medical, disability and life insurance benefits that would have been provided for a 36-month period in accordance with the executive’s Change in Control Agreement.

(8)	Mr. Patterson would have received a life annuity of $609,018 per year payable as of January 1, 2011.

(9)	Upon Mr. Patterson’s death, his beneficiary would have received a life annuity of $590,244 per year payable as of January 1, 2011. Upon disability, Mr. Patterson would have received a life annuity of $609,018 per year payable as of January 1, 2011.

(10)	The amounts shown reflect an annuity that would have been payable as of January 1, 2011 for ten years pursuant to the Supplemental Executive Retirement Plan. The benefit is reduced if retirement occurs before age 65 or a change in control.

(11)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including without limitation auto allowance, annual physical examination and civic and country club dues that would have been provided for a 36-month period in accordance with the executive’s Change in Control Agreement.

(12)	The amounts shown reflect a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that would have been payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the executive’s Change in Control Agreement. This calculation assumes the maximum federal income tax rate and is based on a five-year average of earnings reported on Form W-2 for the tax years 2004 through 2008.

(13)	Mr. Kelley would have received a life annuity of $52,568 per year payable as of January 1, 2011.

(14)	Upon Mr. Kelley’s death, his beneficiary would have received a life annuity of $48,681 per year payable as of January 1, 2011. Upon disability, Mr. Kelley would have received a life annuity of $97,349 per year payable as of September 1, 2014.

Mr. Lewis

			Involuntary	Termination
Executive Benefits and Payments upon			Termination	Related to Change		Death or
Termination	Retirement		without Cause	in Control		Disability
Base Salary	$—		$—	$666,250	(1)	$—
Non-Equity Incentive Plan Compensation	—	(2)	—	129,245	(3),(4)	—	(5)
Options (unexercised)	—		—	67,500	(6)	—
Restricted Stock or Performance Shares (unvested)(7)	—		—	191,400		—
Insurance Benefits	—		—	29,257	(8)	—
Restoration Plan	31,287	(9)	31,287 (9)	31,287	(9)	30,649	(10)
Supplemental Executive Retirement Plan(11)	55,264		55,624	69,530		55,624
Accrued Vacation	18,258		18,258	18,258		18,258
Perquisites	—		—	24,294	(12)	—
Excise Tax Gross-up	—		—	—	(13)	—
Mr. Prater

			Involuntary		Termination
Executive Benefits and Payments upon			Termination		Related to Change		Death or
Termination	Retirement		without Cause		in Control		Disability
Base Salary	$—		$—		$563,750	(1)	$—
Non-Equity Incentive Plan Compensation	—	(2)	—		—	(3),(4)	—	(5)
Options (unexercised)	—		—		40,500	(6)	—
Restricted Stock or Performance Shares (unvested)(7)	—		—		74,963		—
Insurance Benefits	—		—		35,091	(8)	—
Restoration Plan	—	(14)	—	(14)	—	(14)	—	(14)
Supplemental Executive Retirement Plan(11)	—		—		46,661		23,331
Accrued Vacation	10,028		10,028		10,028		10,028
Perquisites	—		—		28,610	(12)	—
Excise Tax Gross-up	—		—		—	(13)	—
Mr. Cowsert

			Involuntary		Termination
Executive Benefits and Payments upon			Termination		Related to Change		Death or
Termination	Retirement		without Cause		in Control		Disability
Base Salary	$—		$—		$666,250	(1)	$—
Non-Equity Incentive Plan Compensation	—	(2)	—		666,250	(3)	—	(5)
Options (unexercised)	—		—		—	(6)	—
Restricted Stock or Performance Shares (unvested)(7)	—		—		191,400		—
Insurance Benefits	—		—		29,257	(8)	—
Restoration Plan	187,839	(15)	187,839	(15)	187,839	(15)	187,817	(16)
Supplemental Executive Retirement Plan(11)	66,673		66,673		74,082		66,673
Accrued Vacation	27,227		27,227		27,227		27,227
Perquisites	—		—		19,812	(12)	—
Excise Tax Gross-up	—		—		—	(13)	—

(1)	The amounts shown reflect a payment of 200% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.

(2)	No cash bonus amount would have been awarded under the Home Office Incentive Plan during 2010 because the appropriate performance goals were not attained.

(3)	The amounts shown reflect a payment of 200% of the highest annual bonus amount the executive would have been eligible to receive during 2010 if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Home Office Incentive Plan, participants would have also received the maximum incentive bonus payable if we had experienced a change in control.

(4)	The non-equity incentive plan compensation for each of Messrs. Lewis and Prater would have been reduced to the amounts shown from $662,250 and $507,375, respectively, pursuant to the terms of his Change in Control Agreement in order to avoid exceeding the Section 280G limits.

(5)	No cash bonus amount would have been awarded under the Home Office Incentive Plan during 2010 because the appropriate performance goals were not attained.

(6)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $13.25 per share for options granted in 2010 and a market value of $15.95 based upon the closing sale price of our common stock as reported on the New York Stock Exchange on

December 31, 2010. Options granted in 2008 and 2009 were assumed to be unexercised because the exercise price of such options exceeded the market value reported on December 31, 2010. The amounts shown would have been payable upon a change in control, irrespective of termination of the executive’s employment.

(7)	The amounts shown reflect the outstanding, unvested performance shares that would have become vested in accordance with the 1994 Stock Incentive Plan.

(8)	The amounts shown reflect the premiums for medical, disability and life insurance benefits that would have been provided for a 24-month period in accordance with the executive’s Change in Control Agreement.

(9)	Mr. Lewis would have received a lump sum payment of $31,287 payable December 31, 2010 plus a life annuity of $13,925 per year payable as of January 1, 2011.

(10)	Upon Mr. Lewis’s death, his beneficiary would have received a lump sum payment of $30,649 payable December 31, 2010 plus a life annuity of $12,525 per year payable as of January 1, 2011. Upon disability, Mr. Lewis would have received a life annuity of $30,024 per year payable as of August 1, 2014.

(11)	The amounts shown reflect an annuity that would have been payable as of January 1, 2011 for ten years pursuant to the Supplemental Executive Retirement Plan. The benefit is reduced if retirement occurs before age 65 or a change in control.

(12)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, without limitation, auto allowance, annual physical examination and civic and country club dues that would have been provided for a 24-month period in accordance with the executive’s Change in Control Agreement.

(13)	Change in control benefits do not include excise tax gross-up for this executive officer.

(14)	Mr. Prater is not a participant in the Restoration Plan.

(15)	Mr. Cowsert would have received a lump sum payment of $187,839 payable December 31, 2010 plus a life annuity of $43,309 per year payable as of January 1, 2011.

(16)	Upon Mr. Cowsert’s death, his beneficiary would have received a lump sum payment of $187,817 payable December 31, 2010 plus a life annuity of $36,613 per year payable as of January 1, 2011. Upon disability, Mr. Cowsert would have received a life annuity of $66,077 per year payable as of February 1, 2012.
     We maintain certain compensatory arrangements that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the Retirement Plan, the Restoration Plan, the deferred pension arrangement and the 401(k) Plan, which are described above. We also maintain the Deferred Compensation Plan, which permits Named Executive Officers to elect to defer a portion of their compensation to retirement or termination of employment. Under certain circumstances, the compensatory arrangements described in the following paragraphs also provide payments or benefits upon resignation, retirement or termination of employment.
     Equity awards are generally forfeited upon an executive’s termination of employment but are fully vested in the event of an executive’s approved retirement or death or disability. All unexercisable options granted under our stock option plans, including options granted to the Named Executive Officers, become exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan and the Home Office Incentive Plan, if we experience a change in control, all participants will receive the maximum amount payable under the incentive bonus regardless of whether the applicable performance goals have been attained. This payment will be made as soon as practicable following the change in control.
     We implemented Change in Control Agreements with certain of our executive officers in 1999 at a time when “golden parachute” agreements were common in the marketplace to protect executives in the wave of consolidation in the banking industry. Common speculation at that time suggested that we were a potential takeover target. We have consistently been conservative in our compensation philosophy and, at that time, we had no change-in-control protections for key management. In general, we believed at that time and continue to believe that the relatively modest payouts and “double-trigger” feature of the agreements were and are appropriate to provide economic protection to the executives who would be most vulnerable in a change in control without unduly diminishing the return that would be provided to shareholders. The change in control agreements do not provide “walk-away” rights. The Executive Compensation and Stock Incentive Committee believes that the Change in Control Agreements are still needed to address a business contingency, and takes such arrangements into consideration in its compensation philosophy.
     We have entered into a Change in Control Agreement with each of Messrs. Patterson, Kelley, Cowsert, Lewis and Prater that provides certain benefits in the event that we experience a change in control and we terminate the officer’s employment without cause, or the officer resigns for cause within 24 months after the change in control. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination. A “change in control” is defined to include (1) any person or group becoming the beneficial owner, directly or indirectly, of 25% or more of our outstanding voting securities; (2) during any period of two consecutive years, a change in a majority of our Board of Directors (however, new directors who were approved by a two-thirds vote of the directors still in office who either were directors at the beginning of the period or were so approved by the Board of Directors do not count toward the change in a majority); (3) approval by our shareholders of a merger or consolidation with any other corporation, other than a merger or consolidation resulting in our voting securities immediately prior to the transaction representing more than 65% of the merged or consolidated securities; or (4) approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.
     The amount of benefits payable under the agreements to Messrs. Patterson and Kelley is 300% of the amount of annual base compensation and the highest annual bonus that the officer would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 36 months and, if the officer is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the officer as a result of any reimbursements for Section 280G excise taxes.
     The amount of benefits payable under the agreements to Messrs. Cowsert, Lewis and Prater is 200% of the amount of annual base compensation and the highest annual bonus that the officer would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 24 months and, if the officer is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the officer as a result of any reimbursements for Section 280G excise taxes.

DIRECTOR COMPENSATION
     The following table provides information with respect to non-employee director compensation for the fiscal year ended December 31, 2010:

						Change in
						Pension
						Value and
		Fees				Nonqualified
		Earned or			Non-Equity	Deferred
	Fees Earned or	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name(1)	Paid in Cash(2)	Stock(2),(3)	Awards(4)	Awards(5)	Compensation	Earnings	Compensation	Total
James E. Campbell, III	$—	$50,000	$11,135	$—	$—	$—	$—	$61,135
Hassell H. Franklin*	35,250	35,250	11,135	—	—	—	—	81,635
W. G. Holliman, Jr.*	36,750	36,750	11,135	—	—	—	—	84,635
Larry G. Kirk*	36,000	36,000	11,135	—	—	—	—	83,135
Turner O. Lashlee	28,500	28,500	11,135	—	—	—	—	68,135
Guy W. Mitchell, III	—	49,750	11,135	—	—	—	—	60,885
R. Madison Murphy	25,875	25,875	11,135	—	—	—	—	62,885
Robert C. Nolan	28,750	28,750	11,135	—	—	—	—	68,635
W. Cal Partee, Jr.	—	55,250	11,135	—	—	—	—	66,385
Alan W. Perry	—	46,500	11,135	—	—	—	—	57,635

*	Committee Chair.

(1)	Messrs. Patterson and Kelley, who are our employees, do not receive compensation for serving as members of the Board of Directors.

(2)	Our directors are required to take at least 50% of the fees payable to them for their service as directors (annual retainers and meeting attendance fees) in the form of our common stock. A director may elect to take a larger percentage of his fees in our common stock. Payments in stock are valued at the market price on the date the fee is paid. Further, certain of our directors (Messrs. Franklin, Holliman and Kirk) have elected under our Deferred Directors’ Fee Unfunded Plan to defer receipt of all or a portion of the cash fees to which they are entitled until such time as they cease to be directors.

(3)	The amounts shown reflect the aggregate grant date fair value for fees received in the form of our common stock.

(4)	The amounts shown reflect the aggregate grant date fair value with respect to 500 restricted stock units granted to each non-employee director under the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

(5)	No options were granted to non-employee directors during 2010. As of December 31, 2010, the aggregate number of shares of our common stock underlying outstanding options were as follows:

	Number of Securities Underlying
	Outstanding Option Awards
Name	(Exercisable)	(Unexercisable)
James E. Campbell, III	—	—
Hassell H. Franklin	25,200	—
W. G. Holliman, Jr.	25,200	—
Larry G. Kirk	21,600	—
Turner O. Lashlee	25,200	—
Guy W. Mitchell, III	18,000	—
R. Madison Murphy	25,200	—
Robert C. Nolan	25,200	—
W. Cal Partee, Jr.	21,600	—
Alan W. Perry	25,200	—
     Directors who are also our employees receive no additional compensation for serving on our Board of Directors or any committee thereof. Each of our directors also currently serves on the Board of Directors of BancorpSouth Bank. Our non-employee directors receive the following compensation for their service:
•	An annual retainer of $30,000 for serving on the board of directors;

•	A meeting fee of $2,000 for each regular or special meeting of the Board of Directors of BancorpSouth Bank attended;

•	Members of the Executive Committee receive a fee of $2,000 for each committee meeting attended;

•	Members of other standing committees of either board receive $1,500 for each committee meeting attended;

•	One-half of the applicable fee for each board or committee meeting attended via conference call;

•	Chairmen of standing or special committees of the Board of Directors, other than the Audit Committee, receive an additional annual retainer of $3,000; and

•	The Chairman of the Audit Committee receives an additional annual retainer of $10,000.
Directors are also reimbursed for necessary travel expenses and are insured under our group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.
     Each of our non-employee directors participated in our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors. Prior to 2008, the 1995 Non-Qualified Stock Option Plan automatically granted options to purchase 3,600 shares of our common stock to non-employee directors on May 1 of each year. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the common stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. The 1995 Non-Qualified Stock Option Plan is administered by the Nominating Committee, which may not deviate from the express annual awards provided for in the plan. A total of 964,000 shares of common stock are currently reserved for issuance under the 1995 Non-Qualified Stock Option Plan. As of January 31, 2011, options to exercise 547,346 shares of common stock have been granted under this plan, of which 293,946 options have been exercised.
     In 2008, shareholders approved an amendment to the 1995 Non-Qualified Stock Option Plan that, among other things, provides for the grant of restricted stock units. A restricted stock unit is the right to receive stock (but not dividends) on a future vesting date. Under the plan, restricted stock units will vest on the date of the first annual meeting of shareholders that follows the date of the award. In May 2010, the Nominating Committee granted 500 restricted stock units to the ten non-employee directors as of the date of grant. As a result of the 2008 amendment to the 1995 Non-Qualified Stock Option Plan, the Nominating Committee has the discretion to grant non-qualified stock options, restricted stock and restricted stock units to our non-employee directors.

AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors consists of three directors, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange. The Audit Committee held 15 meetings in 2010. These meetings facilitated communication with senior management, the internal auditors and BancorpSouth’s independent registered public accounting firm. During 2010, the Audit Committee held discussions with the internal auditors and BancorpSouth’s independent registered public accounting firm, both with and without management present, on the results of their examinations and the overall quality of BancorpSouth’s financial reporting and internal controls.
     The role and responsibilities of the Audit Committee are set forth in the charter adopted by the Board of Directors, a copy of which is available on BancorpSouth’s website at www.bancorpsouth.com on the Investor Relations webpage under the caption “Corporate Information — Committee Charting.” In fulfilling its responsibilities, the Audit Committee:
•	Reviewed and discussed with management BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2010 and BancorpSouth’s unaudited quarterly consolidated financial statements during 2010 (including the disclosures contained in BancorpSouth’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•	Discussed with KPMG LLP, BancorpSouth’s independent registered public accounting firm, the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present; and

•	Received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants communications with the Audit Committee concerning independence, and discussed with KPMG LLP their independence.
     Based on the Audit Committee’s review and discussions as described above, and in reliance thereon, the Audit Committee recommended to BancorpSouth’s Board of Directors that BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2010 be included in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.
Audit Committee:
Larry G. Kirk (Chairman)
R. Madison Murphy
W. Cal Partee, Jr.
     The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(d), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT
     The Executive Compensation and Stock Incentive Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Executive Compensation and Stock Incentive Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2010.
Executive Compensation and Stock Incentive Committee:
W.G. Holliman, Jr. (Chairman)
Hassell H. Franklin
Robert C. Nolan
     The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(e)(5), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     BancorpSouth Bank, our wholly-owned subsidiary, conducts banking transactions in the ordinary course of business with our officers and directors and their associates, affiliates and family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with persons not related to BancorpSouth and which do not involve more than the normal risk of collectibility or present other unfavorable features. While certain provisions of the Sarbanes-Oxley Act of 2002 generally prohibit us from making personal loans to our executive officers and directors, it permits BancorpSouth Bank to make loans to our executive officers and directors so long as such loans are on non-preferential terms. During the year ended December 31, 2010, BancorpSouth Bank made loans to our executive officers, directors and their family members that (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BancorpSouth Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
     Pursuant to its charter and the Related Person Transaction Policy approved by our Board of Directors, the Nominating Committee reviews and approves in advance all “related persons” transactions between us or BancorpSouth Bank and any of their “related persons” or affiliates, or transactions in which any of such persons directly or indirectly is interested or benefitted. If advance approval of a related person transaction by the Nominating Committee is not practicable, then the related person transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related person transaction, the Nominating Committee takes into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In accordance with the Related Person Transaction Policy, no director is permitted to participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director shall provide all material information concerning the related person transaction to the Nominating Committee.
     Pursuant to the Related Person Transaction Policy, the Board of Directors has delegated to the Chair of the Nominating Committee the authority to pre-approve or ratify, as applicable, any related person transaction in which the aggregate amount involved is expected to be less than $100,000. In addition, the policy enumerates certain related person transactions that are deemed to be pre-approved or ratified, as applicable, by the committee.
     The Nominating Committee ratified the following transactions with related persons that occurred during 2010 in accordance with the terms of the Related Person Transaction Policy:
•	Clayton H. Patterson, the son of Chairman of the Board and Chief Executive Officer Aubrey B. Patterson, was employed by BancorpSouth Bank as a Senior Vice President during 2010; and

•	James Kevin Martin, the son-in-law of Aubrey B. Patterson, was employed as an Administration Officer for Network Services of BancorpSouth Bank in 2010.
     During 2010, each of Messrs. Patterson and Martin was paid an aggregate amount of compensation and received other benefits comparable to those received by employees having similar positions. The compensation of each was established by BancorpSouth Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.
     In 2010, the law firm of Forman Perry Watkins Krutz & Tardy LLP provided legal services to BancorpSouth Bank in connection with a loan transaction. Mr. Perry, a member of our Board of Directors, is a partner of this law firm. This was not a transaction between BancorpSouth Bank and a director or a company in which a director has an interest; however, Mr. Perry indirectly benefitted from the payment by the borrower of lender’s attorney fees to the firm in the amount of $320,000.

GENERAL INFORMATION
Counting of Votes
     All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be voted on by ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes on ballots, hear and determine all challenges and questions in any way arising in connection with the right to count and tabulate all votes and determine the result. Each proposal presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under such proposal. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” and will be disregarded in the calculation of a plurality or of “votes cast.” Therefore, abstentions will have no effect on those matters that require approval by the votes cast in favor of the action exceeding the votes cast in opposition of the action (i.e., the proposal to ratify the appointment of our independent registered public accounting firm, the advisory vote on the compensation of our Named Executive Officers and the advisory vote on the frequency of the advisory vote on the compensation of our Named Executive Officers). Abstentions will, however, have the effect of a vote “against” those matters that require approval by a majority of the shares represented at the meeting and entitled to vote (i.e., the proposal to approve the Long-Term Equity Incentive Plan).
     Inspectors of election will treat shares referred to as “broker non-votes” (i.e., shares held of record by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote with respect to proposals that do not relate to “routine” matters, such as ratifying the appointment of our independent registered public accounting firm) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote (i.e., the election of our directors, the advisory vote on the compensation of our Named Executive Officers, the advisory vote on the frequency of the advisory vote on the compensation of our Named Executive Officers and approval of the Long-Term Equity Incentive Plan), however, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Because approval of the Long-Term Equity Incentive Plan is not a routine matter and will be decided by the affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, broker non-votes on this proposal will have the effect of a vote “against” the proposal at the annual meeting, assuming that a quorum is obtained.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. These officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms and certain other forms that they file. There are specific due dates for these reports, and we are required to report in this Proxy Statement any failure to file reports timely as required for 2010. Based solely upon a review of the applicable filings on the SEC’s EDGAR website, copies of reports furnished to us and written representations that no other reports were required, we believe that these reporting and filing requirements were complied with for 2010 except that each of Messrs. Holliman, Lashlee and Bonds filed one report on Form 4 late, each reporting a single transaction, and Mr. Franklin filed one report on Form 4 late, reporting two transactions.
Shareholder Nominations and Proposals
     Shareholders who would like to recommend director nominees or make a proposal for consideration at the 2011 annual meeting of shareholders should submit the nomination or proposal, along with proof of ownership of our common stock in accordance with Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, as amended, in writing and mailed to the Corporate Secretary at the address listed below. We must receive all such nominations and proposals not later than November 25, 2011 in order for the nomination or proposal to be included in our proxy statement. Shareholder nominations and proposals submitted after November 25, 2011 but before December 26, 2011, will not be included in our proxy statement, but may be included in the agenda for our 2012 annual meeting if submitted to our Corporate Secretary at the address listed below and if such nomination or proposal includes:
•	The name and address of the shareholder;

•	The class and number of shares of common stock held of record and beneficially owned by such shareholder;

•	The name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of common stock are registered on our stock transfer books;

•	A representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

•	A brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders;

•	Any personal or other material interest of the shareholder in the business to be submitted;

•	As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	All other information relating to the nomination or proposed business that may be required to be disclosed under applicable law.
In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information we reasonably request. Such notice shall be sent to the following address:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded and, upon the instructions of the presiding officer of the annual meeting, all votes cast for each such nominee and such proposal will be disregarded.
     The individuals named as proxies on the proxy card for our 2012 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in our proxy statement for the 2012 annual meeting, unless we receive notice of the matter to be proposed not earlier than November 25, 2011 nor later than December 26, 2011 and in accordance with the requirements listed above. Dates assume mailing date of March 25, 2011. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of the proposal and how the proxies intend to exercise their discretion to vote on these matters, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.
Householding of Proxy Materials and Annual Reports
     The SEC rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding” and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Shareholders who participate in householding, however, will continue to receive separate proxy cards. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold our common stock as a registered shareholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call 1-800-368-5948 or send a written request to:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
     If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling 1-800-368-5948 or sending a written request to the address above.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
     This Proxy Statement and our 2010 Annual Report to Shareholders are available at www.bancorpsouth.com/proxy. If you wish to attend the annual meeting and need directions, please call us at 1-888-797-7711.
Miscellaneous
     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.
     Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted with respect to such matters in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.
     A copy of our 2010 Annual Report to Shareholders has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 will be furnished without charge to any shareholder who requests such report by sending a written request to:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

     A copy of our Annual Report Form 10-K may also be obtained without charge on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “SEC Filings — Documents” and through the SEC’s website at www.sec.gov.

BANCORPSOUTH, INC.

AUBREY B. PATTERSON
Chairman of the Board and Chief Executive Officer

March 25, 2011

Appendix A
BANCORPSOUTH, INC.
LONG-TERM EQUITY INCENTIVE PLAN
Amended and Restated April 27, 2011
PREAMBLE
     WHEREAS, BancorpSouth, Inc. (the “Company”), effective December 28, 1994, established the BancorpSouth, Inc. 1994 Stock Incentive Plan (the “Plan”) in order to provide stock incentive awards to officers, employees and consultants of the Company and its affiliates;
     WHEREAS, the Company amended and restated the Plan effective February 14, 1998, adopted an amendment to the Plan effective January 23, 2002, and again amended and restated the Plan effective April 27, 2005;
     WHEREAS, as a result of such prior amendments, and after taking into account the effect of a stock dividend, the number of shares authorized for issuance under the Plan is 6,916,000 shares; and
     WHEREAS, the Company deems it appropriate and desirable to amend the Plan to: (i) increase the number of shares available for issuance by 3,000,000 shares, or a total of 9,916,000 shares, to enable the Company to continue to provide meaningful performance incentives to its employees, officers and other service providers, (ii) rename the Plan to eliminate the reference to the date the Plan was established, and (iii) update administrative provisions of the Plan that reflect certain requirements of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, pursuant to the authorization of the Board of Directors by action taken on January 26, 2011, and approved by the shareholders of the Company at its annual meeting on April 27, 2011, the Plan is hereby amended and restated as follows:
ARTICLE I
DEFINITIONS
     1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is directly or indirectly wholly-owned or controlled by the Company.
     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.
     1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options, Performance Shares, Restricted Stock or Restricted Stock Units.
     1.4 Board. The board of directors of the Company.
     1.5 Code. The Internal Revenue Code of 1986, as amended.
     1.6 Committee. A committee of the Board that is designated by the Board as the “executive compensation and stock option committee” or is otherwise designated to administer the Plan and is composed of at least two individuals or such number that satisfies the minimum requirements of section 162(m)(4)(C) of the Code, Rule 16b-3 of the Exchange Act, and the member rules of any trading exchange (e.g., the New York Stock Exchange) or reporting system (e.g., the Nasdaq National Market System, the OTC Bulletin Board System) upon which Stock is traded, whose members are not employees of the Company or an Affiliate.

     1.7 Company. BancorpSouth, Inc. and its successors.
     1.8 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.
     1.9 Exchange Act. The Securities Exchange Act of 1934, as amended.
     1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below:
     (a) If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System, another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined (unless the Committee determines in good faith the fair market value of the Stock to be otherwise).
     (b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee in a manner that is consistent with the standards of section 409A of the Code, provided that such value may be determined in a manner that is consistent with the standards of section 422 of the Code with respect to the award of Incentive Options.
     1.11 Incentive Option. An Option that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code. An Incentive Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.
     1.12 Nonqualified Option. An Option that is not an Incentive Option.
     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.
     1.14 Participant. An officer, employee or consultant of the Company or of an Affiliate who either satisfies the requirements of Article IV and is selected by the Committee to receive an Award, or receives an Award pursuant to grant specified in this Plan.
     1.15 Performance Period. The period designated by the Committee during which a Participant must satisfy conditions or performance objectives stated in an Award. The duration of any Performance Period shall be at least six months.
     1.16 Performance Shares. An Award described in Section 6.7 that is denominated as a number of shares of Stock that are transferred to a Participant upon the achievement of performance goals within the Performance Period specified in the Award.
     1.17 Plan. The BancorpSouth, Inc. Long-Term Equity Incentive Plan, formerly known as the BancorpSouth, Inc. 1994 Stock Incentive Plan.
     1.18 Restricted Stock. An Award of a Stock grant that is subject to restrictions on transfer and/or a risk of forfeiture during a Performance Period, as described in Section 6.5. Shares of Stock that are subject to any such restrictions or risks of forfeiture shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.
     1.19 Restricted Stock Unit. An Award described in Section 6.6 that entitles a Participant to receive shares of Stock, cash or a combination of Stock and cash, as determined by the Committee. A Restricted Stock Unit represents an unfunded promise by the Company and is not a transfer of property within the meaning of section 83 of the Code.
     1.20 Stock. The common stock of the Company, $2.50 par value.

     1.21 Ten Percent Shareholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Shareholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.
ARTICLE II
PURPOSE OF PLAN
     The purpose of the Plan is to provide a performance incentive to, and to encourage stock ownership by, officers, employees and other persons providing services to the Company and its Affiliates, and to align the interests of such individuals with those of the Company, its Affiliates and its shareholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the employ of the Company or of its Affiliates. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.
ARTICLE III
ADMINISTRATION
     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:
     (a) Interpret all provisions of this Plan;
     (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;
     (c) Make amendments to all Agreements;
     (d) Adopt, amend and rescind rules for Plan administration; and
     (e) Make all determinations it deems advisable for the administration of this Plan.
     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Award. In addition, the Committee or a subcommittee thereof may grant Awards that are subject to the terms specified in the BancorpSouth, Inc. Executive Performance Incentive Plan.
     3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.
     3.4 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Award after termination of employment; provided, however, that if the period treated as employment with respect to an Incentive Option exceeds three months, such Option shall be deemed a Nonqualified Option.

ARTICLE IV
ELIGIBILITY AND LIMITATIONS ON GRANTS
     4.1 Participation. The Committee may from time to time designate officers, employees and other persons providing services to the Company and its Affiliates to whom Awards are to be granted and who are eligible to become Participants. Such designation shall specify the number of shares of Stock, Restricted Stock Units or Performance Units, if any, subject to each Award. All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan, including the provisions of the BancorpSouth, Inc. Executive Performance Incentive Plan.
     4.2 Grant of Awards. An Award shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Award, and that makes reference to the Participant and the number and type of shares that are subject to the Award. Accordingly, an Award may be deemed to be granted prior to the time that an Agreement is executed by the Participant and the Company. In addition thereto, and not by way of limitation, the Committee or a subcommittee thereof may grant Awards to certain Participants that are subject to the terms specified in the BancorpSouth, Inc. Executive Performance Incentive Plan.
     4.3 Limitations on Grants. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. No person may receive Awards with respect to more than 300,000 shares of Stock (subject to increases and adjustments as provided in Article VIII) in any one-year period.
     4.4 Limitation on Incentive Options. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Company and its Affiliates) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.
ARTICLE V
STOCK SUBJECT TO PLAN
     5.1 Source of Shares. Upon the satisfaction of conditions specified in an Award, the Company shall deliver to Participants authorized but previously unissued Stock or Stock that is held by the Company as treasury stock.
     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Awards is 9,916,000 shares; provided, however, the portion of this aggregate limit that may be issued pursuant to Awards of Restricted Stock or Restricted Stock Units that are not subject to the achievement of performance conditions (other than continued service to the Company or an Affiliate) is limited to 638,566 shares of Stock.
     5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, if any portion of a Restricted Stock Award is forfeited to the Company, or shares that are subject to any other Award are not transferable at the close of a Performance Period, the shares of Stock subject thereto shall again be available for issuance of an Award under this Plan.
ARTICLE VI
TERMS OF AWARDS
     6.1 Exercise Price. The exercise price of an Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted. In the case of a Ten Percent Shareholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted.
     6.2 Right to Exercise. An Award shall be exercisable on any date established by the Committee or provided for in an Agreement, provided, however, that Options shall not be exercisable and Stock under any Award shall not be transferable until at least six months after the Award is granted. A Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate or within the periods that may be specified in the Agreement after termination of employment, death, disability or a “change of control” (as defined in any change of control agreement to which the Company and any such Participant are parties).
     6.3 Maximum Exercise Period. The maximum period in which an Award may be exercised shall be determined by the Committee on the date of grant except that no Incentive Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Shareholder) from the date it was granted. The terms of any Award may provide that it is exercisable for a shorter period. All Incentive Options shall terminate on the date the Participant’s employment with the Company terminates, except as otherwise provided in the Agreement with respect to termination of employment, death, disability or a “change of control” (as defined in any change of control agreement to which the Company and any such Participant are parties).
     6.4 Transferability. Generally, any Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. However, a Nonqualified Option or Restricted Stock granted under this Plan may be transferable to the extent provided in an Agreement. Provided, further, that no right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.
     6.5 Restricted Stock. Each Award of Restricted Stock to a Participant shall specify the risks of forfeiture and/or restrictions on transfer during a Performance Period. The Committee may grant Restricted Stock to a Participant as a part of any arrangement established by the Committee and specified in an Agreement, and may include the obligation by the Participant to pay a purchase price specified by the Committee. A Participant who receives Restricted Stock shall be treated as a shareholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of the Agreement. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.
     6.6 Restricted Stock Units. Each Restricted Stock Unit Award shall specify the number of shares of Stock, the formula for determining the number of shares of Stock, and/or the amount of cash that a Participant may receive upon the satisfaction of conditions specified in the Award during the Performance Period, which may include the obligation of the Participant to pay a purchase price specified by the Committee. A Participant who receives Restricted Stock Units shall not be treated as a shareholder of the Company until the conditions specified in the Award have been satisfied therefor. Unless otherwise specified in an Agreement, Participants shall not be entitled to receive dividend equivalents on Restricted Stock Units.
     6.7 Performance Shares. Each Performance Share Award shall specify the number of shares of Stock, or the formula for determining the number of shares of Stock, that a Participant may receive upon the satisfaction of conditions specified in the Award during the Performance Period, which may include the obligation of the Participant to pay a purchase price specified by the Committee. A Participant who receives Performance Shares shall not be treated as a shareholder of the Company until the conditions specified in the Award have been satisfied therefor. Unless otherwise specified in an Agreement, Participants shall not be entitled to receive dividend equivalents on Performance Shares.
ARTICLE VII
AWARD EXERCISE AND STOCK TRANSFERS
     7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.
     7.2 Payment. Unless otherwise provided by the Agreement, payment of an exercise or purchase price under an Award shall be made in cash, and/or other consideration acceptable to the Committee, or a combination thereof. Payment of the exercise price must include payment of withholding taxes as described in Section 7.3 in cash or under an arrangement that is acceptable to the Committee.

     7.3 Withholding Tax Requirements. Upon exercise of a Nonqualified Option, the lapse of restrictions on Restricted Stock, the transfer of Stock pursuant to an Award of Restricted Stock Units or Performance Shares, or any other event that results in liability for income tax by a Participant who received an Award as an employee of the Company or an Affiliate, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of certificates or evidence of ownership of the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Committee gives the Participant notice that withholding described in this Section is required.
     7.4 Shareholder Rights. A Participant shall not have any rights as a shareholder prior to (i) the Date of Exercise of an Option, the satisfaction of the conditions for vesting of Restricted Stock Units or Performance Units, or the transfer of shares of Restricted Stock, and (ii) compliance with the obligations and conditions of Article IX. After all such obligations and conditions are satisfied, a certificate(s) evidencing shares of Stock to be issued pursuant to an Award shall be delivered promptly to the Participant, provided that the Company may delay the delivery of Stock until all restrictions specified in an Award have lapsed and the Stock is no longer subject to a substantial risk of forfeiture. Dividends on Stock will be paid to the extent that a Participant is deemed to be a shareholder, unless provided otherwise in the terms of the Award. No dividend equivalents will be paid on Awards prior to the time that a Participant is deemed to be a shareholder, unless provided otherwise in the terms of the Award, and provided further that an Award may not condition payment of dividend equivalents on the exercise of an Option.
     7.5 Issuance and Delivery of Shares. Subject to the conditions of Article IX, shares of Stock to be issued pursuant to an Award shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after (i) a Participant receives an Award of Restricted Stock, (ii) a Participant exercises an Option, (iii) a Performance Period during which the Participant satisfies the requirements specified in a Restricted Stock Unit Award or Performance Share Award; provided, however, that the Company may condition the delivery of shares on the Participant’s execution of any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise; and provided further that the Company may delay the delivery of Stock until all restrictions specified in an Award have lapsed.
ARTICLE VIII
ADJUSTMENT UPON CORPORATE CHANGES
     8.1 Adjustments to Shares. In the event of any corporate event or transaction (including a change in the Stock), such as a reclassification, recapitalization, merger, consolidation, reorganization, or stock split, reverse stock split, spin-off, split-up, combination or exchange of shares of Stock, or other like change in corporate structure, partial or complete liquidation of the Company or extraordinary dividend distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Article V, the number, class and kind, and/or exercise price of securities subject to outstanding Awards; and other value determinations applicable to outstanding Awards, in order to prevent dilution or enlargement of Participants’ rights under the Plan; provided, however, that the number of shares of Stock subject to any Award shall be calculated as a whole number. The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes. Any adjustment, substitution or change pursuant to this Section 8.1 made with respect to an Award shall be done in a manner that results in a transaction to which section 424 of the Code applies. The Committee shall not make any adjustment pursuant to this Section 8.1 that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A to fail to satisfy the requirements of Section 409A. All determinations of the Committee as to adjustments or changes, if any, under this Section 8.1 shall be conclusive and binding on the Participants.
     8.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.

     8.3 Effect of Certain Transactions. The provisions of this Section 8.3 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a “Change in Control,” as defined in Section 8.3(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all shares of Restricted Stock that are outstanding at the time of the Change in Control shall become fully vested immediately prior to the Change in Control event, and (ii) all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.
     (a) A Change in Control will be deemed to have occurred for purposes hereof, if:
     (1) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 25% of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), or
     (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or
     (3) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
     (4) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.
For purposes of this Section 8.3(a), “Voting Securities” of an entity shall mean any securities of the entity which vote generally in the election of its directors.
     (b) If, as a result of the Change in Control, the Company is not the surviving entity after the transaction, or survives only as a subsidiary that is controlled by another entity, all Options that are held by the Participant immediately after the Change in Control shall be assumed by the entity which is the survivor of the transaction, or converted into options to purchase the common stock of the surviving entity, in a transaction to which section 424(a) of the Code applies.
     (c) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Award to the extent such acceleration of vesting would cause the Participant or holder of such Award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Award did not occur. This Section 8.3(c) shall not apply to Awards that were granted prior to the February 14, 1998 amendment and restatement of this Plan.
     8.4 No Adjustment Upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.
     8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Award. Any amounts tendered in the exercise of an Award remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.
ARTICLE IX
COMPLIANCE WITH LAW AND REGULATORY APPROVAL
     9.1 General. No Award shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Award is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.
     9.2 Representations by Participants. As a condition to the exercise of an Award, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.
ARTICLE X
GENERAL PROVISIONS
     10.1 Effect on Employment. Neither the amendment and restatement of this Plan, nor its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.
     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
     10.4 Governing Law. The laws of the State of Mississippi shall apply to all matters arising under this Plan, to the extent that federal law does not otherwise apply or preempt Mississippi law.
     10.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to liability under section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
     10.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant’s consent, except as necessary for Awards to satisfy the conditions imposed under the Code; and provided, further, that the shareholders of the Company must approve, in general meeting:
     (a) 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options;
     (b) before the effective date thereof, any amendment that increases the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan or the maximum number of shares with respect to which any individual may receive options in any calendar year, or increases the period during which Awards may be granted or exercised; and
     (c) any amendment that is subject to approval of shareholders under the rules of the New York Stock Exchange, or such other exchange or trading system on which Stock becomes traded.
     10.7 Duration of Plan. This Plan shall continue until it is terminated by the Board pursuant to Section 10.6. However, awards of Incentive Options this Plan may be granted with respect to shares of Stock that are reserved under Section 5.2 and approved by shareholders for a period of ten years, as follows: (i) Incentive Options may be granted with respect to the 3,000,000 shares that were reserved effective April 27, 2011 until April 26, 2021; (ii) Incentive Options may be granted with respect to the 4,000,000 shares that were reserved effective January 23, 2002 until January 22, 2012; and (iii) no Incentive Options may be granted under this Plan with respect to the 2,000,000 shares of Stock that were reserved for grant effective February 14, 1998 or with respect to the 916,000 shares of Stock that were originally reserved for grant effective December 28, 1994. Incentive Options granted before such dates shall remain valid in accordance with their terms.
     10.8 Effective Date of Plan. This Plan was first adopted by the Board on December 28, 1994, was thereafter approved by the shareholders of the Company and was amended and restated effective February 14, 1998, April 27, 2005, and April 27, 2011. All Awards granted hereunder shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of the Plan prior to this amendment shall apply to the extent that the terms of this restated Plan would have a material adverse effect on the rights of a Participant under an outstanding Award, unless the Participant has given consent to the change, or would modify the vesting rights and rights to exercise an outstanding Award.
[execution page follows]

     IN WITNESS WHEREOF, the undersigned officer has executed this amendment and restatement of the Plan on this the ____ day of ________, 2011, but to be effective as provided in Section 10.8.

BANCORPSOUTH, INC.
By:

Its:

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BancorpSouth, Inc.

ANNUAL MEETING OF SHAREHOLDERS
DATE: APRIL 27, 2011
TIME: 9:00 A.M. (CENTRAL TIME)
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
The shareholder of record hereby appoints James E. Campbell, III, Larry G Kirk and Guy W. Mitchell, III, or any of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of BancorpSouth, Inc. (the “Company”), to be held at BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi on Wednesday, April 27, 2011, at 9:00 a.m., Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

Please be sure to date and sign this proxy card.	Date

sign above	Co-holder (if any) sign above

		With-	For All
	For	hold	Except
1. Election of Directors Nominees:	☐	☐	☐
(1) W. G. Holliman, Jr. (4) Turner O. Lashlee (2) Warren A. Hood, Jr. (5) Alan W. Perry (3) James V. Kelley

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as BancorpSouth, Inc.’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

	For	Against	Abstain
3. Advisory vote on the compensation of our named executive officers as presented in the proxy statement.	☐	☐	☐

3 yrs.	2 yrs.	1 yr.	Abstain
4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers. ☐	☐	☐	☐

	For	Against	Abstain
5. To approve the BancorpSouth, Inc. Long-Term Equity Incentive Plan.	☐	☐	☐

      This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 5, FOR the option of three years for Proposal 4 and in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting.
      Please sign exactly as your name appears on this Proxy Card. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

      Detach above card, sign, date and mail in postage paid envelope provided.
BancorpSouth, Inc.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.

      ANNUAL MEETING MATERIALS
AVAILABLE ON-LINE AT:
http://www.bancorpsouth.com/proxy
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